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                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                         WASHINGTON TRUST BANCORP, INC.
                                    ("BUYER")

                                       and

                              FIRST FINANCIAL CORP.
                                   ("SELLER")


                          Dated as of November 12, 2001


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                                TABLE OF CONTENTS
                                                                          Page
                                                                          ----

ARTICLE I - THE MERGER.......................................................2
      1.01  The Merger.......................................................2
      1.02  Plan of Merger...................................................2
      1.03  Effective Time...................................................2
      1.04  Effects of the Merger............................................2
      1.05  Conversion of Seller Common Stock................................2
      1.06  Buyer Common Stock...............................................4
      1.07  Articles of Incorporation........................................4
      1.08  By-Laws..........................................................4
      1.09  Directors and Officers of the Surviving Corporation..............4
      1.10  Tax Consequences.................................................4
      1.11  Voting Agreement.................................................5

ARTICLE II - EXCHANGE OF CERTIFICATES........................................5
      2.01  Buyer to Make Merger Consideration Available.....................5
      2.02  Exchange of Certificates.........................................5

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER.......................7
      3.01  Corporate Organization...........................................7
      3.02  Capitalization...................................................8
      3.03  Authority; No Violation..........................................9
      3.04  Consent and Approvals...........................................10
      3.05  Loan Portfolio; Reports.........................................11
      3.06  Financial Statements............................................13
      3.07  Undisclosed Liabilities.........................................14
      3.08  Absence of Certain Changes or Events............................14
      3.09  Legal Proceedings...............................................15
      3.10  Taxes and Tax Returns...........................................15
      3.11  Employee Benefit Programs.......................................17
      3.12  Reports.........................................................19
      3.13  Labor...........................................................20
      3.14  Compliance with Applicable Law..................................20
      3.15  Certain Contracts...............................................20
      3.16  Agreements with Regulatory Agencies.............................21
      3.17  Investment Securities...........................................21
      3.18  Hedging Transactions............................................22
      3.19  Intellectual Property...........................................22
      3.20  Broker's Fees; Opinion..........................................22
      3.21  Environmental Matters...........................................22
      3.22  Properties......................................................23
      3.23  Trust Business..................................................24
      3.24  Insurance.......................................................24
      3.25  Transactions with Certain Persons...............................25
      3.26  State Takeover Laws.............................................25

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      3.27  Rule 16b-3......................................................25
      3.28  No Dissenters' Rights...........................................26
      3.29  Investment Company Act of 1940..................................26
      3.30  Investment Management Activities................................26
      3.31  Disclosure......................................................26

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER........................26
      4.01  Corporate Organization..........................................26
      4.02  Capitalization..................................................27
      4.03  Authority; No Violation.........................................27
      4.04  Consents and Approvals..........................................28
      4.05  Financial Statements............................................29
      4.06  Reports.........................................................30
      4.07  Absence of Certain Changes or Events............................30
      4.08  Tax Treatment of the Merger.....................................30
      4.09  Availability of Funds...........................................30
      4.10  Broker's Fees...................................................30
      4.11  Disclosure......................................................30
      4.12  Legal Proceedings...............................................31
      4.13  Undisclosed Liabilities.........................................31

ARTICLE V - COVENANTS RELATING TO CONDUCT OF BUSINESS.......................32
      5.01  Covenants of Seller.............................................32
      5.02  No Solicitation.................................................35
      5.03  Intentionally Omitted...........................................37
      5.04  System Conversions..............................................37
      5.05  Certain Changes and Adjustments.................................38
      5.06  Branches........................................................38
      5.07  ALCO Management.................................................38
      5.08  Chief Executive Officer Compensation............................38
      5.09  Covenants of the Buyer..........................................39
      5.10  Control of Operations...........................................39

ARTICLE VI - ADDITIONAL AGREEMENTS..........................................39
      6.01  Regulatory Matters..............................................39
      6.02  Securities Laws Matters.........................................40
      6.03  Stockholder Meeting.............................................41
      6.04  Access to Information...........................................42
      6.05  Reasonable Best Efforts and Cooperation.........................43
      6.06  NASDAQ Listing..................................................44
      6.07  Indemnification; Directors' and Officers' Insurance.............44
      6.08  Financial and Other Statements..................................45
      6.09  Additional Agreements...........................................45
      6.10  Notice of Adverse Changes.......................................46
      6.11  Current Information.............................................46
      6.12  Compensation and Benefit Plans..................................47
      6.13  Bank Merger.....................................................48


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      6.14  Affiliate Agreements............................................48
      6.15  No Inconsistent Actions.........................................49
      6.16  Publicity.......................................................49
      6.17  Section 16 Matters..............................................49
      6.18  Reorganization Treatment........................................49

ARTICLE VII - CONDITIONS PRECEDENT..........................................50
      7.01  Conditions to Each Party's Obligation to Effect the Merger......50
      7.02  Conditions to Obligations of Buyer..............................51
      7.03  Conditions to Obligations of Seller.............................51

ARTICLE VIII - TERMINATION AND AMENDMENT....................................52
      8.01  Termination.....................................................52
      8.02  Effect of Termination; Expenses.................................54
      8.03  Amendment.......................................................55
      8.04  Extension; Waiver...............................................56

ARTICLE IX - GENERAL PROVISIONS.............................................56
      9.01  Closing.........................................................56
      9.02  Nonsurvival of Representations, Warranties and Agreements.......56
      9.03  Expenses........................................................56
      9.04  Notices.........................................................56
      9.05  Interpretation..................................................57
      9.06  Counterparts....................................................57
      9.07  Entire Agreement................................................57
      9.08  Governing Law; Submission to Jurisdiction.......................58
      9.09  Enforcement of Agreement........................................58
      9.10  Severability....................................................58
      9.11  Publicity.......................................................58
      9.12  Assignment......................................................59
      9.13  Exhibits; Disclosure Schedules..................................59

      Exhibits
      --------

      Exhibit A   Bank Merger Agreement
      Exhibit B   Voting Agreement
      Exhibit C   Form of Affiliate Agreement
      Exhibit D   Form of Noncompetition Agreement


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                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of November 12, 2001 (this "Agreement"), by and among Washington Trust Bancorp, Inc., a Rhode Island corporation (the "Buyer") and First Financial Corp., a Rhode Island corporation ("Seller").

      WHEREAS, the Boards of Directors of the Buyer and Seller have each determined that it is in the best interests of their respective stockholders and other constituencies, as well as the communities they serve, to consummate, and have approved, the business combination transactions provided for herein, in which the Buyer will, subject to the terms and conditions set forth herein, acquire the Seller;

      WHEREAS, following the execution and delivery of this Agreement, The Washington Trust Company of Westerly, a Rhode Island chartered commercial bank and subsidiary of the Buyer (the "Buyer Bank" and also sometimes referred to herein as the "Surviving Bank"), shall enter into an Agreement and Plan of Merger (the "Bank Merger Agreement") with First Bank and Trust Company, a Rhode Island chartered commercial bank and subsidiary of the Seller (the "Seller Bank"), substantially in the form of Exhibit A hereto, providing for the merger of the Seller Bank with and into the Buyer Bank (the "Bank Merger") under Title 19 of the General Laws of Rhode Island and the Rhode Island Business Corporation Act ("RIBCA"), immediately prior to the consummation of the Merger (as defined in Section 1.01);

      WHEREAS, as a condition to the willingness of the Buyer to enter into this Agreement, certain stockholders of the Seller (the "Principal Stockholders") have entered into a Voting Agreement, dated as of the date hereof, with the Buyer (the "Voting Agreement"), attached hereto as Exhibit B, pursuant to which each Principal Stockholder has agreed, among other things, to vote such Principal Stockholder's shares of capital stock of the Seller in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in the Voting Agreement; and

      WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe certain conditions hereto.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, representations and warranties contained herein, and intending to be legally bound hereby, the parties agree as follows:
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                             ARTICLE I - THE MERGER

      1.01 The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the RIBCA, at the Effective Time (as defined in Section
1.03 hereof), the Seller will merge with and into the Buyer (the "Merger"). The Buyer shall be the surviving corporation (sometimes referred to herein as the "Surviving Corporation") in the Merger and shall continue its existence under the laws of the State of Rhode Island. Upon consummation of the Merger, the separate existence of the Seller shall cease.

      1.02 Plan of Merger. This Agreement shall constitute a plan of merger for purposes of Section 7-1.1-65 of the RIBCA.

      1.03 Effective Time. The Merger shall become effective on the Closing Date (as defined in Section 9.01 hereof) at the time (the "Effective Time") set forth in the articles of merger with respect to the Merger (the "Articles of Merger") to be filed with the Secretary of State of the State of Rhode Island (the "Secretary") pursuant to Section 7-1.1-68 of the RIBCA.

      1.04 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects provided herein and set forth in Section 7-1.1-69 of the RIBCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Seller shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of the Seller shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.

      1.05 Conversion of Seller Common Stock.

            (a) At the Effective Time, each share of common stock of the Seller, par value $1.00 per share ("Seller Common Stock"), issued and outstanding immediately prior to the Effective Time and all rights attached thereto (other than shares of Seller Common Stock held (x) in the Seller's treasury or (y) directly or indirectly by the Buyer or the Seller or any of their respective Subsidiaries (as defined below) (except Trust Account Shares and DPC Shares (as such terms are defined in Section 1.05(c) hereof))), shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted automatically into and represent the right to receive (i) an amount in cash equal to $16.00, without any interest thereon (plus any cash in lieu of fractional shares as described in Section 2.02, the "Cash Consideration") and
(ii) that number of fully paid and nonassessable shares of the common stock, par value $0.625 per share, of the Buyer (together with the number of common share purchase rights attached thereto pursuant to that certain Rights Agreement, dated as of August 15, 1996, as amended (as such may be further amended, supplemented, restated or replaced from time to time), between the Buyer and the Buyer Bank, as Rights Agent, the "Buyer Common Stock") determined by dividing $16.00 by the Average Buyer Common Stock Price (as defined below) rounded to the nearest thousandth of a share and subject to adjustment as provided below (the "Exchange Rate" and such amount, the "Stock Consideration"). The Exchange Rate initially in effect shall be subject to adjustment as follows:


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                  (w) if the Average Buyer Common Stock Price (as hereinafter defined) is equal to or greater than $17.00 and less than or equal to $19.00, there will be no adjustment to the Exchange Rate;

                  (x) if the Average Buyer Common Stock Price is less than $17.00, the Exchange Rate shall be equal to 0.941;

                  (y) if the Average Buyer Common Stock Price is greater than $19.00, the Exchange Rate shall be equal to 0.842; and

                  (z) in the event that the Buyer has exercised its option to deliver additional shares of Buyer Common Stock pursuant to the last paragraph of Section 8.01(j) hereof, the Exchange Rate shall be adjusted as provided in Section 8.01(j).

      The "Average Buyer Common Stock Price" shall mean the average closing sale price per share of Buyer Common Stock, as reported on the Nasdaq National Market, for the fifteen (15) consecutive trading days ending on and including the date that the last Requisite Regulatory Approvals shall have been obtained (the "Approval Date").

            (b) All of the shares of Seller Common Stock converted into the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each, a "Certificate" and collectively the "Certificates") previously representing any such shares shall thereafter represent the right to receive solely the whole number of shares of Buyer Common Stock and the amount of cash into which the shares of Seller Common Stock have been converted pursuant to this Section 1.05 and Section 2.02(f) hereof (the "Merger Consideration"). Certificates previously representing shares of Seller Common Stock shall be exchanged for certificates representing the Merger Consideration, into which the shares of Seller Common Stock represented by such Certificates have been converted pursuant to this Section 1.05 and Section 2.02(f) hereof upon the surrender of such Certificates in accordance with Section 2.02 hereof, without any interest thereon.

            (c) At the Effective Time, all shares of Seller Common Stock that are owned by the Seller as treasury stock and all shares of Seller Common Stock that are owned directly or indirectly by the Buyer or the Seller or any of their respective Subsidiaries (other than (i) shares of Seller Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares of Seller Common Stock, whether held directly or indirectly by the Buyer or the Seller, as the case may be, being referred to herein as "Trust Account Shares") and (ii) shares of Seller Common Stock held by the Buyer or the Seller or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Seller Common Stock, whether held directly or indirectly by the Buyer or the Seller or any of their respective Subsidiaries, being referred to herein as "DPC Shares") shall be canceled and shall cease to exist and no stock of the Buyer, cash or other consideration shall be delivered in exchange therefor.

            (d) If prior to the Effective Time, the Buyer should split or combine the Buyer Common Stock or other convertible securities, or pay a dividend or other distribution in such Buyer Common Stock or other convertible securities or shall effect any reclassification,


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recapitalization, exchange of shares or readjustment with respect to the Buyer
Common Stock, then the Exchange Rate shall be appropriately adjusted to reflect such split, combination, dividend, distribution, reclassification, recapitalization, exchange of shares or readjustment.

            (e) Notwithstanding anything in this Article I to the contrary, if, on the Closing Date, Buyer and Seller reasonably conclude that the fair market value of the aggregate Stock Consideration to be delivered to the stockholders of Seller is likely to be less than 40% of the fair market value of the aggregate Merger Consideration to be delivered to the stockholders of Seller and all other conditions to the Closing set forth in Article VII have been satisfied (or waived by the party entitled to waive such condition), then, to the minimum extent necessary to achieve such 40% ratio, the Merger Consideration shall be adjusted by increasing the total value of the Stock Consideration and decreasing the total value of the Cash Consideration by equal amounts so that the Stock Consideration shall constitute 40% of the value of the Merger Consideration (determined as of the Closing Date).

      1.06 Buyer Common Stock. At and after the Effective Time, each share of Buyer Common Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and represent one share of common stock of the Surviving Corporation; provided, however, that all shares of Buyer Common Stock that are owned by the Seller or the Seller Bank (other than Trust Account Shares and DPC Shares) shall become treasury stock of Buyer.

      1.07 Articles of Incorporation. At the Effective Time, the Articles of Incorporation of the Buyer, as in effect at the Effective Time, shall continue as the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

      1.08 By-Laws. At and after the Effective Time, the By-laws of the Buyer as they exist immediately prior to the Effective Time shall continue as the By-laws of the Surviving Corporation until thereafter amended in accordance with applicable law, the Articles of Incorporation of the Surviving Corporation and such By-laws.

      1.09 Directors and Officers of the Surviving Corporation. As of the Effective Time, the number of directors of the Surviving Corporation shall be fixed at seventeen (17). The directors of Buyer immediately prior to the Effective Time shall continue as directors of the Surviving Corporation in the class and for the term that such director is currently serving, in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation. In addition, as of the Effective Time, Patrick J. Shanahan, Jr. shall be a director of the Surviving Corporation for a term expiring in 2003, and otherwise to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation. The officers of the Buyer immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

      1.10 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.


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      1.11 Voting Agreement. Concurrently with the execution of this Agreement, the Buyer has entered into the Voting Agreement with the Principal Stockholders.

                      ARTICLE II - EXCHANGE OF CERTIFICATES

      2.01 Buyer to Make Merger Consideration Available. At or prior to the Effective Time, the Buyer shall deposit, or shall cause to be deposited, with a bank or trust company selected by the Buyer (and reasonably acceptable to the Seller) (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the aggregate number of shares of Buyer Common Stock and the aggregate amount of cash which together represent the Merger Consideration (such cash and certificates for shares of Buyer Common Stock, together with any dividends or distributions with respect thereof, being hereinafter referred to as the "Exchange Fund") to be issued or paid, respectively, pursuant to Section 1.05 and paid pursuant to Section 2.02(f) in exchange for outstanding shares of Seller Common Stock.

      2.02 Exchange of Certificates.

            (a) As soon as practicable after the Effective Time, and in no event later than five (5) business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates at the Effective Time a form letter of transmittal (which shall be in such form and have such provisions as the Buyer may reasonably specify and which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon delivery of the Certificate to the Exchange Agent) and instructions for use in effecting the surrender of the Certificate in exchange for the Merger Consideration into which the shares of Seller Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement.

            (b) Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Buyer Common Stock to which such holder of Seller Common Stock shall have become entitled pursuant to the provisions of Articles I and II hereof and (y) a check representing the amount of cash and unpaid dividends and distributions on Buyer Common Stock, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Articles I and II hereof, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued to or for the benefit of holders of Certificates on such cash and unpaid dividends and distributions on Buyer Common Stock, if any.

            (c) No dividends or other distributions declared after the Effective Time with respect to Buyer Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article
II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the shares of Buyer Common Stock represented by such Certificate. No holder of an


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unsurrendered Certificate shall be entitled, until the surrender of such
Certificate, to vote the shares of Buyer Common Stock into which his Seller Common Stock shall have been converted.

            (d) If any certificate representing shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

            (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Seller of the shares of Seller Common Stock which were issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of shares of Seller Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

            (f) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Buyer Common Stock shall be payable, on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of the Seller. In lieu of the issuance of any such fractional share, the Buyer shall pay to each former stockholder of the Seller who otherwise would be entitled to receive a fractional share of Buyer Common Stock an amount in cash determined by multiplying (i) the Average Buyer Common Stock Price by (ii) the fraction of a share of Buyer Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.05 hereof.

            (g) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Buyer Common Stock) that remains unclaimed by the stockholders of the Seller for six (6) months after the Effective Time shall be paid to the Buyer. Any stockholders of the Seller who have not theretofore complied with this Article II shall thereafter look only to the Buyer for payment of the shares of Buyer Common Stock, cash and unpaid dividends and distributions on Buyer Common Stock deliverable in respect of each share of Seller Common Stock such stockholder holds as determined pursuant to this Agreement, in each case without any interest thereon. Notwithstanding the foregoing, none of the Buyer, the Seller, the Exchange Agent nor any other person shall be liable to any former holder of shares of Seller Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or


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destroyed and, if required by the Buyer, upon the posting by such person of a bond in such amount as the Buyer may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the shares of Buyer Common Stock and cash (including, if applicable, unpaid dividends and distributions on Buyer Common Stock) deliverable in respect thereof pursuant to this Agreement.

             ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER

      Prior to the execution and delivery of this Agreement and as a material inducement to the Buyer to enter into this Agreement, Seller has delivered to Buyer a schedule (the "Seller Disclosure Schedule") setting forth, among other things, facts, circumstances and events the disclosure of which is required by its representations and warranties (and making specific reference to the Section of this Agreement to which they relate), provided that the mere inclusion of a fact, circumstance or event in the Seller Disclosure Schedule shall not be deemed an admission by Seller that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect (as defined below) on Seller. The Seller Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article III and disclosures in any section or paragraph of the Seller Disclosure Schedule shall qualify as disclosures with respect to other sections and paragraphs in the Seller Disclosure Schedule only to the extent that it is reasonably apparent from the reading of such disclosure that it qualifies or applies to such other sections or paragraphs.

      Except as set forth in the Seller Disclosure Schedule, the Seller represents and warrants to the Buyer:

      3.01 Corporate Organization.

            (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island. The Seller has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Seller. The Seller is a financial holding company registered with the Federal Reserve Board under the Gramm-Leach-Bliley Act and the Bank Holding Company Act of 1956, as amended (the "BHCA"). "Material Adverse Effect" as used in this Agreement means any change, effect, event, occurrence or state of facts materially and adversely affecting
(a) the business, assets, condition (financial or otherwise), operations, properties or results of operations of Buyer or Seller, as the context may dictate, and its Subsidiaries taken as a whole, or (b) the ability of the relevant party to perform its obligations under this Agreement; provided, however, that any such change, effect, event, occurrence or state of facts resulting from any (i) changes in the banking laws, rules or regulations or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof of general applicability, (ii) changes in economic conditions generally affecting financial institutions, as a whole, including but not limited to, changes in the general level of market interest rates, which does not affect the relevant party in any manner or degree significantly different from the industry as a whole, (iii) any announcement by either of the parties hereto with respect to branch consolidations or employee terminations to be effected by Buyer or Buyer Bank in connection with the Merger, and (iv) actions required to be taken under this Agreement shall not be considered in determining if a Material Adverse Effect has occurred. The Articles of Incorporation and By-laws or other similar governing documents of the Seller, copies of which have previously been delivered to the Buyer, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

            (b) The Seller Bank is a bank duly organized, validly existing and in good standing under the laws of the State of Rhode Island. The deposit accounts of the Seller Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") through the Bank Insurance Fund (the "BIF") to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by the Seller Bank. The Seller Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Seller. The Articles of Association and By-laws or other similar governing documents of the Seller Bank, copies of which have previously been delivered to the Buyer, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

            (c) Except for the Seller Bank and except as set forth in Section 3.01(c) of the Seller Disclosure Schedule, Seller has no Subsidiaries or Equity Investments. As used in this Agreement, "Subsidiary" when used with respect to a party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is or was consolidated with such party (or with which such party is or was consolidated) for financial reporting purposes, and "Equity Investments" has the meaning given to such term in the FDIC's rules and regulations regarding activities and investments of insured state banks at 12 C.F.R. ss.362.2(g).

            (d) Neither the Seller nor the Seller Bank is in violation of any provision of its Articles of Incorporation or equivalent organizational documents or its By-laws.

            (e) The minute books of Seller and the Seller Bank contain true, complete and accurate records of all meetings and other corporate actions held or taken since January 1, 1998 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

      3.02 Capitalization.

            (a) The authorized capital stock of the Seller consists of 5,000,000 shares of Seller Common Stock. As of the date of this Agreement, there are 1,328,041 shares of Seller Common Stock issued, 1,213,741 shares outstanding and 114,300 shares of Seller Common Stock held in its treasury. All of the issued and outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The Seller does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or agreements of any character calling for the purchase or issuance of any shares of Seller Common Stock or any other equity security of the Seller or any securities representing the right to purchase or otherwise receive any shares of Seller Common Stock or any other equity security of the Seller. Seller has not adopted or implemented a shareholder rights plan or "poison pill" plan.

            (b) The authorized capital stock of the Seller Bank consists of 75,000 shares of Common Stock, par value $10.00 per share ("Bank Common Stock"). As of the date hereof, (i) 75,000 shares of Bank Common Stock are issued and outstanding, all of which are owned directly by the Seller, all of which are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof and free and clear of all liens, charges, encumbrances and security interests whatsoever, and (ii) no shares of Bank Common Stock are held in the treasury of the Seller Bank.

            (c) Except as contemplated herein, there are no agreements or understandings, with respect to the voting of any shares of Seller Common Stock or which restrict the transfer of such shares to which the Seller is a party, and there are no such agreements or understandings to which the Seller is not a party with respect to the voting of any such shares or which restrict the transfer of such shares.

            (d) Seller Bank does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Bank Common Stock or any other equity security of the Seller or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Seller. At the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which the Seller or Seller Bank will be bound calling for the purchase or issuance of any shares of the capital stock of the Seller or Seller Bank.

            (e) The Seller and Seller Bank are "adequately capitalized" as such term is defined in the rules and regulations promulgated by the Federal Reserve Board and the FDIC.

      3.03 Authority; No Violation.

            (a) The Seller has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the unanimous vote of the Board of Directors of the Seller. The Board of Directors of the Seller has directed that this Agreement and the transactions contemplated hereby, including the Merger, be submitted to the stockholders of the Seller for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the Seller's stockholders, no other corporate action and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement or to consummate the Merger. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally.

            (b) The Seller Bank has full power and authority to execute and deliver the Bank Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby have been duly and validly approved by the unanimous action of the Board of Directors of the Seller Bank and the Seller as the sole stockholder of the Seller Bank. No other corporate action and no other corporate proceedings on the part of the Seller Bank are necessary to authorize the Bank Merger Agreement or the performance of the Seller Bank's obligations thereunder or to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by the Seller Bank, will be duly and validly executed and delivered by the Seller Bank and will constitute a legal, valid and binding obligation of the Seller Bank, enforceable against the Seller Bank in accordance with its terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally.

            (c) Neither the execution and delivery of this Agreement by the Seller nor the consummation by the Seller of the transactions contemplated hereby or thereby; nor the execution and delivery of the Bank Merger Agreement by the Seller Bank, nor the consummation by the Seller Bank of the transactions contemplated thereby; nor compliance by the Seller or the Seller Bank with any of the terms or provisions hereof or thereof, will (i) assuming that the consents and approvals referred to in Section 3.04 hereof are duly obtained, violate any statute, law, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Seller or the Seller Bank or by which any property or asset of the Seller or the Seller Bank is bound or affected, or (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Seller or the Seller Bank under any of the terms, conditions or provisions of (A) the Articles of Incorporation or other charter document of like nature or By-laws of the Seller or the Seller Bank, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Seller is a party as issuer, guarantor or obligor, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii)(B) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Seller.

      3.04 Consent and Approvals.

            (a) Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board, the FDIC and the Director of the Department of Business Regulation of the State of Rhode Island (the "Director"), and the consent to and approval of such applications and notices, (ii) the filing with the Securities and Exchange Commission (the "SEC") of a registration statement on Form S-4 (the "Registration Statement"), including a proxy statement

(the "Proxy Statement") in definitive form relating to the meeting of the Seller's stockholders (the "Stockholder Meeting") to be held to approve this Agreement and the transactions contemplated hereby, which Proxy Statement shall be part of and included in the prospectus (the "Prospectus") filed as a part of the Registration Statement by the Buyer relating to the offering of Buyer Common Stock pursuant to the terms of this Agreement, (iii) the approval of this Agreement by the requisite vote of the stockholders of the Seller, (iv) the filing with the Secretary of the Articles of Merger to effect the Merger pursuant to the RIBCA and articles of merger to effect the Bank Merger, pursuant to Title 19 of the General Laws of Rhode Island and the RIBCA, (v) such filings, authorizations or approvals as may be set forth in Section 3.04 of the Seller Disclosure Schedule, and (vi) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of shares of Buyer Common Stock pursuant to this Agreement, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each, a "Governmental Entity") or with any third-party are necessary in connection with the execution and delivery by the Seller of this Agreement, the execution and delivery of the Bank Merger Agreement by the Seller Bank, and the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby and thereby.

            (b) The affirmative vote of holders of 70% of the outstanding shares of Seller Common Stock is the only vote of the holders of any shares or series of capital stock or other securities of the Seller necessary to approve this Agreement and the Merger. The Seller does not believe that any fact or circumstance exists relating to the Seller or the Seller Bank that is reasonably likely to materially impede or delay receipt of any of the approvals of any Governmental Entity referred to in Section 3.04(a) hereof or is reasonably likely to result in the imposition of a Burdensome Condition (as defined herein).

      3.05 Loan Portfolio; Reports.

            (a) Except as set forth in Section 3.05 of the Seller Disclosure Schedule hereto, to the knowledge of the Seller, all of the loans having a principal amount in excess of $100,000 reflected as assets on the Seller Bank's balance sheet included in the financial statements for the fiscal year ended December 31, 2000 accompanying the Call Report for the year ended December 31, 2000 filed by the Seller Bank with the FDIC or made or acquired by the Seller Bank since December 31, 2000 (each a "Loan"), were validly and legally made in all material respects, constitute valid and binding agreements of the borrower enforceable in accordance with their terms ((i) subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally, (ii) subject to general principles of equity, and (iii) provided that certain remedies, waivers and other provisions of the loan documents may not be enforceable, but such unenforceability will not render the loan documents invalid as a whole or preclude (x) the judicial enforcement of the obligation of the borrower to repay the principal thereon as provided in the note or (y) the foreclosure of the mortgage), are saleable in the ordinary course of the Seller Bank's business and no amount thereof is subject to any material defenses which may be asserted against the Seller Bank. Neither the Seller nor the Seller Bank has entered into any agreement which will result in a future waiver or negation of any material rights or remedies presently available against the borrower or guarantor, if any, on any such Loan. Except as set forth in Section 3.05 of the Seller

Disclosure Schedule, each mortgage securing a Loan is evidenced by documentation of the types customarily employed by the Seller Bank, which are consistent in all material respects with federal and state banking practices and prudent banking standards, and complete copies thereof have been maintained by the Seller Bank in accordance with such standards and practices, is properly perfected, represents a valid mortgage on properties described therein, and is saleable in the ordinary course of the Seller Bank's business. Except with respect to participation loans described in Section 3.05 of the Seller Disclosure Schedule and loans guaranteed in part by the Small Business Administration (to the extent of such guaranty), the Seller Bank owns and holds the entire interest in all mortgages free and clear of all liens, claims, equities, options, security interests, charges, encumbrances or restrictions of any kind or nature, and no person has any interest therein.

            (b) Except as disclosed in Section 3.05 of the Seller Disclosure Schedule, all of the Loans presently held by the Seller Bank were solicited, originated and exist in compliance in all material respects with all applicable loan policies and procedures of the Seller Bank and comply in all material respects with all applicable laws, rules and regulations, including, but not limited to, applicable usury statutes, the Truth in Lending Act, the Equal Credit Opportunity Act, the Real Estate Settlement Procedures Act, and other applicable consumer protection statutes and the regulations thereunder.

            (c) Except as disclosed in Section 3.05 of the Seller Disclosure Schedule, all Loans purchased or originated by the Seller Bank and subsequently sold have been sold without recourse to the Seller Bank and without any liability under any yield maintenance or similar obligation.

            (d) Except as set forth in Section 3.05 of the Seller Disclosure Schedule, the Seller Bank is not a party to any written or oral loan agreement, note or borrowing arrangement (including without limitation, leases, credit enhancements, commitments and interest-bearing assets) under the terms of which the obligor is, as of the date of this Agreement, over 30, 60 or 90 days delinquent in payment of principal or interest or in material default of any other provision. Section 3.05 of the Seller Disclosure Schedule sets forth as of October 31, 2001 (x) all of the Loans held by the Seller Bank having a principal amount in excess of $100,000 that prior to the date of this Agreement have been classified by the Seller Bank or any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (y) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans presently held by the Seller Bank that are classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category.

            (e) Except for normal examinations conducted by the Federal Reserve Board, FDIC, the Director and any other federal or state banking commissions or any other federal or state regulatory authority (collectively, "Regulatory Agencies") and except as set forth in Section 3.05(e) of the Seller Disclosure Schedule, in the regular course of the business of the Seller Bank, no Regulatory Agency has initiated any proceeding or, to the knowledge of the Seller, investigation into the business or operations of the Seller Bank since December 31, 1997. There is no unresolved material violation, criticism or exception by any Regulatory Agency with respect to any written report or statement relating to any examination of the Seller Bank by any Regulatory Agency.

      3.06 Financial Statements.

            (a) The Seller has made available to the Buyer copies of (a) the consolidated balance sheets of the Seller and its Subsidiaries as of December 31 for the fiscal years 1999 and 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1998 through 2000, inclusive, as reported in the Seller's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of Arthur Andersen LLP, independent public accountants for the Seller, and (b) the unaudited consolidated balance sheet of the Seller and its Subsidiaries as of September 30, 2001, the related unaudited consolidated statements of income for the nine (9) months ended September 30, 2001 and September 30, 2000 and the related unaudited consolidated statements of cash flows for the nine (9) months ended September 30, 2001 and September 30, 2000 and the related unaudited changes in stockholder's equity for the nine (9) months ended September 30, 2001. The December 31, 2000 consolidated balance sheet of the Seller (including the related notes, where applicable) and the other financial statements referred to herein (including the related notes, where applicable) fairly present, in all material respects, and the financial statements to be included in any reports or statements (including reports on Forms 10-Q and 10-K) to be filed by the Seller with the SEC after the date hereof will fairly present, in all material respects, the consolidated financial position and results of the consolidated operations and cash flows and changes in stockholders' equity of the Seller and the Seller Bank for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been and will be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments). Each of the consolidated financial statements of the Seller and the Seller Bank, including, in each case, the notes thereto, made available to the Buyer comply, and the financial statements to be filed with the SEC by the Seller after the date hereof will comply, in all material, respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. Without limiting the generality of the foregoing, the allowance for possible loan losses included in the consolidated financial statements of the Seller for the period ended December 31, 2000 was determined in accordance with GAAP to be adequate to provide for losses relating to or inherent in the loan and lease portfolios of the Seller and the Seller Bank (including without limitation commitments to extend credit). Such reserves for possible loan losses comply in all material respects with all loan loss reserve guidelines utilized by the Seller, which guidelines have not been objected to by any regulatory agency having jurisdiction with respect thereto.

            (b) The books and records of the Seller and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and applicable legal and regulatory requirements, reflect only actual transactions and reflect all of their assets, liabilities and accruals.

      3.07 Undisclosed Liabilities. As of the date hereof, Seller and the Seller Bank have not incurred any liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated financial statements of Seller as of December 31, 2000, except for (i) liabilities incurred since December 31, 2000 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and could not reasonably be expected to have, a Material Adverse Effect on Seller and, (ii) liabilities incurred for legal, accounting, financial advisory fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

      3.08 Absence of Certain Changes or Events. Except as may be set forth in
Section 3.08 of the Seller Disclosure Schedule since December 31, 2000:

                  (i) there has not been any change, effect, event, occurrence or state of facts that has had, or could reasonably be expected to have, a Material Adverse Effect on the Seller;

                  (ii) the Seller and the Seller Bank have carried on their respective businesses only in the ordinary and usual course consistent with past practice;

                  (iii) Neither the Seller nor the Seller Bank has (i) mortgaged, pledged, or subjected to any lien or lease any of its assets, tangible or intangible, or permitted or suffered any such asset to be subjected to any lien or lease, except in the ordinary course of business consistent with past practice or (ii) acquired or disposed of any material amount of its assets or properties, or entered into any contract for any such acquisition or disposition, except acquisitions and dispositions in the ordinary course of business consistent with past practice;

                  (iv) Neither the Seller nor the Seller Bank has declared, paid, or set apart any sum or property for any dividend or other distribution or paid or transferred any funds or property to the stockholders of the Seller or, directly or indirectly, redeemed or otherwise acquired any of its capital stock other than dividends declared and paid as disclosed in the Seller SEC Filings and dividends declared and paid by the Seller Bank to the Seller;

                  (v) neither the Seller nor the Seller Bank has increased the wages, salaries, compensation, pensions, or other fringe benefits or perquisites payable to any executive officer, employee or director from the amount thereof in effect as of December 31, 2000 (which amounts have been previously disclosed to the Buyer), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than year-end bonuses for fiscal 2000, which amounts have been previously disclosed to Buyer, as contemplated by Section 3.11(h) or, between the date hereof and the Effective Time, as permitted by Section 5.01(xi) hereof;

                  (vi) neither the Seller nor the Seller Bank has forgiven or canceled any indebtedness or contractual obligation other than in the ordinary course of business consistent with past practice;

                  (vii) there has not been any change in any of the accounting methods or practices or any material change in any of the loan policies or procedures of the Seller or the Seller Bank (other than changes required by applicable law or GAAP) or any change in the value at which assets are carried on the consolidated or unconsolidated balance sheets of the Seller other than changes that are reflected in their respective profit and loss statements; and

                  (viii) there has not been any notice or indication of the intention of any person or entity to terminate any agreement with the Seller or the Seller Bank; or any notice or indication from any depositor, customer or supplier of the Seller or the Seller Bank of any intention to cease doing business with, change the price in any material respect or other terms on which business is transacted with or reduce the business transacted with the Seller or the Seller Bank in any material respect, other than any of the foregoing that could not reasonably be expected to have a Material Adverse Effect on Seller.

                  (ix) Seller has no knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368(a) of the Code.

      3.09 Legal Proceedings. Except as set forth in Section 3.09 of the Seller Disclosure Schedule, neither the Seller nor the Seller Bank is a party to any, and there are no pending or, to the knowledge of the Seller, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or affecting the Seller or the Seller Bank or challenging the validity or propriety of the transactions contemplated by this Agreement, and to the knowledge of the Seller there is no reasonable basis for any other proceeding, claim, action or governmental or regulatory investigation against the Seller or the Seller Bank, in all cases, except for pending proceedings, which, if adversely determined, could not reasonably be expected to have a Material Adverse Effect on the Seller. There is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Seller, the Seller Bank, or the assets of the Seller or the Seller Bank which has had, or could reasonably be expected to have, a Material Adverse Effect on the Seller.

      3.10 Taxes and Tax Returns.

                  (i) Each of Seller and the Seller Bank has duly and timely filed all Tax Returns required to have been filed by it on or prior to the date hereof (all such Tax Returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes which have been incurred or are due or claimed to be due from it by any taxing authority on or prior to the date of this Agreement other than (a) Taxes which are not yet delinquent or are being contested in good faith and have not been finally determined and are listed in Section 3.10 of the Seller Disclosure Schedule, or (b) Tax Returns or Taxes as to which the failure to file, pay or make provision for will not, individually or in the aggregate, have a Material Adverse Effect on Seller. There is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to Taxes of Seller or the Seller Bank, and no claim has been made by any authority in a jurisdiction where Seller or the Seller Bank does not file Tax Returns that Seller or the Seller Bank is subject to taxation in such jurisdiction. Neither Seller nor the Seller Bank has executed an extension or waiver of any statute of limitations on the assessment or collection of any material Tax that is currently in effect. Each of Seller and the Seller Bank has withheld and paid all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and each of Seller and the Seller Bank has timely complied with all applicable information reporting requirements under Part III, Subchapter A or Chapter 61 of the Code, and similar applicable state and local information reporting requirements.

                  (ii) Section 3.10 of the Seller Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed with respect to any of the Seller and the Seller Bank for taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that are currently the subject of audit. The Seller has made available to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Seller and the Seller Bank since December 31, 1996.

                  (iii) There are no material liens for Taxes (other than current Taxes not yet due and payable) on any of the assets of Seller or Seller Bank.

                  (iv) None of the Seller or the Seller Bank (a) is a party to or bound by any Tax indemnification, Tax allocation or Tax sharing agreement with any person or entity or has any current or potential contractual obligation to indemnify any other person or entity with respect to Taxes, (b) has been a member of a consolidated, combined or affiliated group of corporations (other than a group the common parent of which is the Seller) or (c) has any liability for the Taxes of any person or entity (other than the Seller or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 or similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise.

                  (v) Except as set forth in Section 3.10 of the Seller Disclosure Schedule, neither Seller nor the Seller Bank has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate it to make any payment that will not be deductible under Code Section 162(m) or Code Section 280G.

                  (vi) Neither Seller nor the Seller Bank has been a party to a transaction described in Code Section 355(c)(1) (or which would have been described in Code Section 355(c)(1) but for the application of Code
      Section 355(e)) within two years immediately preceding the date hereof.

            As used in this Agreement, the term "Tax" or "Taxes" means any and all Federal, state, county, local or foreign income, excise, gross receipts, ad valorem, profits, property, production, sales, use, payroll, employment, severance, withholding, license, franchise and other taxes, charges, levies or like assessments imposed on the Seller or its Subsidiaries, together with interest, additions, or penalties with respect thereto and any interest in respect of each addition and penalty. As used in this Agreement, the term "Tax Return" means any return, declaration, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

      3.11 Employee Benefit Programs.

            (a) Section 3.11 of the Seller Disclosure Schedule sets forth a list of every Employee Program currently maintained by the Seller or an Affiliate.

            (b) Each Employee Program currently maintained by the Seller or an Affiliate which has been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service ("IRS") regarding its qualification under such section. To the knowledge of the Seller, no event or omission has occurred which would cause any Employee Program currently maintained by the Seller or an Affiliate to lose its qualification or otherwise fail to satisfy the relevant requirements to provide tax-favored benefits under the applicable Code Section (including without limitation Code Sections 105, 125, 401(a) and 501(c)(9)). Each asset held under any such Employee Program may be liquidated or terminated without the imposition of any redemption fee, surrender charge or comparable liability. No partial termination (within the meaning of Section 411(d)(3) of the Code) has occurred with respect to any Employee Program currently maintained by the Seller or an Affiliate.

            (c) All of the Employee Programs currently maintained by the Seller and its Affiliates comply and have been maintained in all material respects with all applicable requirements of ERISA, the Code and other applicable laws. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to the Employee Programs currently maintained by the Seller and its Affiliates which is likely to result in the imposition of any penalties or taxes upon Seller or its Affiliates under Section 502(i) of ERISA or Section 4975 of the Code. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of Seller, threatened with respect to any such Employee Program. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to the Employee Programs currently maintained by the Seller or any Affiliate, for all periods prior to the Closing Date, either have been made or have been accrued.

            (d) Neither the Seller nor any Affiliate has incurred any material liability under title IV of ERISA which has not been paid in full prior to the Closing. There has been no "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program currently maintained by the Seller or any Affiliate and subject to Code Section 412 or

ERISA Section 302. With respect to any Employee Program currently maintained by the Seller or any Affiliate and subject to Title IV of ERISA, there has been no
(i) "reportable event," within the meaning of ERISA Section 4043 or the regulations thereunder, for which the notice requirement is not waived by the regulations thereunder (other than as may arise from the transactions contemplated by this Agreement), and (ii) event or condition which presents a material risk of a plan termination (other than as may arise from the transactions contemplated by this Agreement) or any other event that may cause the Seller or any Affiliate to incur liability or have a lien imposed on its assets under Title IV of ERISA. Except as described in Section 3.11 of the Seller Disclosure Schedule, no Employee Program currently maintained by the Seller or any Affiliate and subject to Title IV of ERISA (other than a Multiemployer Plan) has any "unfunded benefit liabilities" within the meaning of ERISA Section 4001(a)(18), as of the Closing Date. None of the Employee Programs currently maintained by the Seller or any Affiliate provides health care or any other life insurance benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA or applicable state insurance laws.

            (e) With respect to each Employee Program currently maintained by the Seller or an Affiliate, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to the Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof;
(ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the most recent actuarial valuation reports completed with respect to such Employee Program; (v) the most recent summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (vi) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such Employee Program; (vii) any registration statement or other filing made pursuant to any federal or state securities law and (viii) all correspondence to and from any state or federal agency within the past year with respect to such Employee Program.

            (f) Intentionally Omitted.

            (g) For purposes of this Section 3.11:

                  (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA
      Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans of the same character but which are not subject to ERISA (such as foreign or excess benefit plans); (B) all stock option plans, stock purchase plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements (including any informal arrangements) not described in (A) above, including without limitation, any arrangement intended to comply with Code Section

      120, 125, 127, 129 or 137; and (C) all plans or arrangements providing compensation to employee and non-employee directors. In the case of an Employee Program funded through a trust described in Code Section 401(a) or an organization described in Code Section 501(c)(9), or any other funding vehicle, each reference to such Employee Program shall include a reference to such trust, organization or other vehicle.

                  (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides benefits under or through such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under or through such Employee Program.

                  (iii) An entity is an "Affiliate" of the Seller if it would have ever been considered a single employer with the Seller under ERISA
      Section 4001(b) or part of the same "controlled group" as the Seller for purposes of ERISA Section 302(d)(8)(C).

                  (iv) "Multiemployer Plan" means an employee pension or welfare benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

            (h) For the purposes of determining the benefits to which the Chief Executive Officer of Seller will be entitled following the termination of his employment pursuant to the Seller's Supplemental Executive Retirement Plan effective as of January 1, 1995 (the "SERP") following the termination of his employment, the payment of the Special Bonus (as defined in Section 5.08 hereof) and any payments made pursuant to the Noncompetition Agreement will not be taken into account in any manner and such benefits thereunder will be determined as if such payments had never been made. Following the termination of his employment at the Effective Time, the Chief Executive Officer of the Seller will be entitled to the non-cash benefits set forth on Section 3.11(h) of the Seller Disclosure Schedule but will not be entitled to the payment of any cash "severance" or "parachute" amount pursuant to the Second Amended and Restated Employment Agreement dated as of February 8, 1999 (the "Employment Agreement") by and between the Seller and such Chief Executive Officer or otherwise. The Seller has taken all necessary actions to effectuate this Section 3.11(h), including without limitation, amending the SERP and the Employment Agreement.

      3.12 Reports. Since January 1, 1998, the Seller and the Seller Bank have timely filed, and subsequent to the date hereof will timely file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (a) the SEC (the " Seller SEC Reports"), including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and all other communications mailed by the Seller to its stockholders since January 1, 1998, (b) the Federal Reserve Board,
(c) the FDIC, and (d) the Director and any applicable Federal or state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports and statements referenced in this Section 3.12 are collectively referred to herein as the "Seller Reports") and has paid all fees and assessments due and payable in connection with any of the foregoing. As of their respective applicable dates, the Seller Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Seller has made available to the Buyer true and complete copies of all amendments and modifications that have not been filed by the Seller with the SEC to all agreements, documents and other instruments that previously had been filed by the Seller with the SEC and are currently in effect.

      3.13 Labor. No work stoppage involving the Seller or the Seller Bank is pending or, to the knowledge of the Seller threatened. Neither the Seller nor the Seller Bank is involved in, or, to the knowledge of the Seller threatened with or affected by, any dispute, arbitration, lawsuit or administrative proceeding relating to labor or employment matters which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect with respect to Seller. No employees of the Seller or the Seller Bank are represented by any labor union, and, to the knowledge of the Seller, no labor union is attempting to organize employees of the Seller or the Seller Bank.

      3.14 Compliance with Applicable Law.

            (a) Except as set forth in Section 3.14 of the Seller Disclosure Schedule, each of the Seller and the Seller Bank holds, and has at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to all, and has complied with and is not in violation or default under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Seller or the Seller Bank, and the Seller has no notice of, any violation of any of the above, except in all cases, for such licenses, franchises, permits and authorizations and failures to comply with, violations or defaults which could not reasonably be expected to result in a Material Adverse Effect with respect to the Seller. Without limiting the generality of the foregoing, the Seller and the Seller Bank are in compliance in all material respects with the applicable provisions of the Community Reinvestment Act of 1977, as amended, and the regulations promulgated thereunder, and the Seller has no knowledge or notice of any fact or circumstance or set of facts or circumstances which would cause the Seller or the Seller Bank to fail to be in satisfactory compliance with such provisions.

            (b) Except as set forth in Section 3.14 of the Seller Disclosure Schedule, to the Seller's knowledge, the Seller Bank will not be required, based upon current FDIC interpretations, to divest any assets currently held by it or discontinue any activity currently conducted as a result of the Federal Deposit Insurance Corporation Improvement Act of 1991, any regulations promulgated thereunder, or otherwise.

      3.15 Certain Contracts.

            (a) Except as set forth in Section 3.15 of the Seller Disclosure Schedule and except for documents listed as exhibits to the Seller SEC Filings, neither the Seller nor the Seller Bank is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral): (i) with respect to the employment of any director, officer, employee or consultant, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional act or event) result in any payment (whether of severance pay or otherwise) becoming due from the Buyer, the Buyer Bank, the Seller, the Seller Bank, the Surviving Corporation, the Surviving Bank or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC), (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 120 days or less notice involving the payment of more than $50,000 per annum, (v) which materially restricts the conduct of any line of business by the Seller or the Seller Bank, (vi) with or to a labor union or guild (including any collective bargaining agreement), or
(vii) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The Seller has previously delivered to the Buyer true and correct copies of all employment, consulting and deferred compensation agreements which are in writing and to which the Seller or the Seller Bank is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.15(a), whether or not set forth in Section 3.15 of the Seller Disclosure Schedule, is referred to herein as a "Seller Contract."

            (b) Except as set forth in Section 3.15 of the Seller Disclosure Schedule, (i) each Seller Contract is valid and binding and in full force and effect, (ii) the Seller and the Seller Bank has in all material respects performed all obligations required to be performed by it to date under each such Seller Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of the Seller or the Seller Bank under any such Seller Contract.

      3.16 Agreements with Regulatory Agencies. Except as set forth in Section
3.16 of the Seller Disclosure Schedule, neither the Seller nor the Seller Bank is, or was within the last three years, subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar understanding to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolution at the request of (each, whether or not set forth in Section 3.16 of the Seller Disclosure Schedule, a "Regulatory Agreement"), with any Regulatory Agency or other Governmental Entity that restricts its investment or other activities or the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has the Seller or the Seller Bank been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement. Neither the Seller nor the Seller Bank is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which the Seller or the Seller Bank is entitled to receive financial assistance or indemnification from any Regulatory Agency or other Governmental Entity.

      3.17 Investment Securities. Except for pledges to secure public and trust deposits, Federal Reserve borrowings, repurchase agreements and reverse repurchase agreements entered into in arms' length transactions pursuant to customary commercial terms and conditions and other pledges required by law, none of the investments reflected in the consolidated balance sheet of the Seller for the period ended September 30, 2001, and none of the investments made by the Seller or the Seller Bank since September 30, 2001, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

      3.18 Hedging Transactions. Neither the Seller nor the Seller Bank has engaged in transactions in or involving forwards, futures, options on futures, swaps, structured notes or other hedging instruments except with respect to SBA loans made in the ordinary course of business.

      3.19 Intellectual Property. The Seller and the Seller Bank own or possess valid and binding licenses and other rights to use all material patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses, each without payment, and neither the Seller nor the Seller Bank has received any notice of conflict with respect thereto that asserts the rights of others. The Seller and the Seller Bank have performed in all material respects all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing.

      3.20 Broker's Fees; Opinion. Neither the Seller nor the Seller Bank, nor any of their respective officers, directors, employees, affiliates or agents has employed any financial advisor, broker or finder or incurred any liability for any broker's fee, commission or finder's fee in connection with any of the transactions contemplated by this Agreement other than fees payable to Sandler O'Neill & Partners, L.P. to serve as its financial advisor and in connection with the Seller receiving the opinion of Sandler O'Neill & Partners, L.P. to the effect that, as of the date of this Agreement, the consideration to be received by the stockholders of the Seller pursuant to the Merger is fair, from a financial point of view, to such stockholders, and such opinion has not been amended or rescinded as of the date of this Agreement. The Seller will be responsible for the payment of all such fees. The fee payable to Sandler O'Neill & Partners, L.P. in connection with the transactions contemplated by this Agreement is as described in an engagement letter between the Seller and Sandler O'Neill & Partners, L.P., a true and complete copy of which has heretofore been furnished to the Buyer.

      3.21 Environmental Matters.

            (a) Except as set forth in Section 3.21 of the Seller Disclosure Schedule hereto, or except as could not reasonably by expected to have a Material Adverse Effect with respect to Seller, (i) no Hazardous Material (as defined below) has been or is threatened to be spilled, released, or disposed of at any site presently owned, operated, leased, or used by the Seller or the Seller Bank or, to Seller's knowledge, has been spilled, released, or disposed of at any site formerly owned, operated, leased, or used by the Seller or the Seller Bank; (ii) no Hazardous Material has been transported from any site presently owned, operated, leased, or used by the Seller or the Seller Bank or, to Seller's knowledge, any site formerly owned, operated, leased, or used by the Seller or the Seller Bank, for treatment, storage or disposal at any other place; (iii) neither the Seller nor the Seller Bank presently owns, operates, leases, or uses, or, to Seller's knowledge, previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and
(iv) no lien has ever been imposed by any governmental agency on any property or facility owned, operated, leased, or used by the Seller or the Seller Bank in connection with the presence of any Hazardous Material.

            (b) Except as set forth in Section 3.21 of the Seller Disclosure Schedule hereto, or except as could not reasonably be expected to have a Material Adverse Effect with respect to Seller, (i) neither the Seller nor the Seller Bank has any liability under, nor has the Seller or the Seller Bank ever violated, any Environmental Law (as defined below); (ii) the Seller and the Seller Bank, any property owned, operated, leased, or used by any of them, and any facilities and operations thereon are presently in compliance in all respects with all applicable Environmental Laws; (iii) neither the Seller nor the Seller Bank has ever entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) neither the Seller nor the Seller Bank has any reason to believe that any of the items enumerated in clause (iii) of this paragraph will be forthcoming.

            (c) Except as set forth in Section 3.21 of the Seller Disclosure Schedule hereto, or except as could not reasonably be expected to have a Material Adverse Effect with respect to Seller, no site currently owned, operated, leased, or used by the Seller or the Seller Bank contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

            (d) The Seller has made available to the Buyer copies of all documents, records, and information available to the Seller concerning any environmental or health and safety matter relevant to the Seller or any sites currently owned, operated, leased or used by the Seller or the Seller Bank, whether generated by the Seller or the Seller Bank, or others, including, without limitation, environmental audits, site assessments, documentation regarding off-site disposal of Hazardous Materials, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

            (e) For purposes of this Section 3.21, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, or contaminant, as defined or regulated under any Environmental Law, or any other substance which may pose a threat to the environment or to human health or safety and (ii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, national, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted.

      3.22 Properties.

            (a) Section 3.22 of the Seller Disclosure Schedule contains a true, complete and correct list of all real properties, including properties acquired by foreclosure or deed in lieu thereof, owned or leased to the Seller or the Seller Bank. Except as set forth in Section 3.22 of the Seller Disclosure Schedule, the Seller or the Seller Bank has good and marketable title to all the real property and all other property owned by it and included in the consolidated balance sheet of the Seller for the period ended December 31, 2000, other than property disposed of in the ordinary course of business after December 31, 2000, and owns such property subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) liens for current taxes and assessments not yet due and payable, (ii) such encumbrances, liens, mortgages, security interests and pledges that will not interfere with the use of the property as currently used or contemplated to be used by the Seller or the Seller Bank, or the conduct of the business of the Seller or the Seller Bank, and (iii) liens reflected in the consolidated balance sheet of the Seller for the period ended September 30, 2001.

            (b) Neither the Seller nor the Seller Bank has received any notice of violation of any applicable zoning or environmental regulation, ordinance or other law, order, regulation or requirement relating to its operations or its properties and to the knowledge of the Seller, there is no such violation which could reasonably be expected to have a Material Adverse Effect on the Seller. Except as set forth in Section 3.22 to the Seller Disclosure Schedule, all buildings and structures used by the Seller conform in all material respects with all applicable ordinances, codes and regulations, or are not required to conform due to grandfathering clauses contained in such ordinances, codes or regulations.

            (c) Section 3.22 to the Seller Disclosure Schedule contains a true, complete and correct list of all leases pursuant to which the Seller or the Seller Bank leases any real or personal property, either as lessee or as lessor (the "Leases"). Each of the Leases is valid and binding on the Seller or the Seller Bank, as applicable, and, to the knowledge of the Seller, valid and binding on and enforceable against all other respective parties to such leases in accordance with their respective terms (subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and general principles of equity). There are not under such Leases any existing material breaches, defaults, events of default by the Seller or the Seller Bank, or events which with notice and/or lapse of time would constitute such a breach, default or event of default by the Seller or the Seller Bank, nor has the Seller or the Seller Bank received notice of, or made a claim with respect to, any material breach or default by any other party to such Leases. The Seller and the Seller Bank enjoy quiet and peaceful possession of all such leased properties occupied by it as lessee.

            (d) All of the real properties, leasehold improvements and items of equipment and other material personal property owned, leased, or licensed by the Seller or the Seller Bank, or in which any of those parties hold an interest, are, in the knowledge of the Seller and the Seller Bank, in good maintenance, repair, and operating condition, ordinary wear and tear excepted, are adequate for the purposes for which they are now being or are anticipated to be used, and are free from any material defects.

      3.23 Trust Business. Neither Seller nor the Seller Bank conduct any trust business.

      3.24 Insurance. All of the policies relating to insurance maintained by the Seller or the Seller Bank with respect to its property and the conduct of its business (or any comparable policies entered into as a replacement therefor) are in full force and effect and neither the Seller nor the Seller Bank has received any notice of cancellation with respect thereto. Section 3.24 of the Seller Disclosure Schedule contains a true, complete and correct list of all insurance policies and bonds maintained by the Seller and the Seller Bank, including the name of the insurer, the policy number, the type of policy and any applicable deductibles. The Seller has previously made available to the Buyer true, complete and correct copies of all such insurance policies and bonds. The Seller and the Seller Bank are adequately insured with respect to its property and the conduct of its business in such amounts and against such risks as are substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of the Seller and the Seller Bank (including without limitation liability insurance and blanket bond insurance). All premiums due on such policies and bonds have been paid and to the Seller's knowledge, none of the parties is in violation in any material respect of any provision of such policy or bond. All material claims under any policy or bond have been duly and timely filed. Except as set forth in Section
3.24 of the Seller Disclosure Schedule hereto, none of the parties has received any notice of cancellation of any policy or bond maintained by it. All life insurance policies on the lives of any of the current and former officers of the Seller and the Seller Bank which are maintained by the Seller or the Seller Bank or which are otherwise included as assets on the consolidated books of the Seller (i) are, or will at the Effective Time be, owned by the Seller and/or the Seller Bank, as applicable, free and clear of any claims thereon by the officers or members of their families, except with respect to death benefits thereunder, as to which the Seller agrees (and agrees to cause the Seller Bank to refrain from such action) that there will not be an amendment prior to the Effective Time without the consent of the Buyer and (ii) are accounted for properly as assets on the consolidated books of the Seller in accordance with GAAP in all material respects.

      3.25 Transactions with Certain Persons. Except as disclosed in the SEC Filings, neither the Seller nor the Seller Bank has outstanding any loan, deposit or other relationship or other transaction with any officer, director or greater-than-5% stockholder of the Seller or any affiliates (as defined in Rule 144(a)(1) of the Securities Act) of any such officer, director or stockholder (individually, an "Interested Person"), other than deposit or loan transactions in the ordinary course of business on terms substantially the same as those prevailing at the time for comparable transactions with other, unaffiliated persons, and which did not and do not involve more than the normal risk of collectibility or otherwise present other terms less favorable to the Seller than would otherwise be obtained with unrelated persons. Section 3.25 of the Seller Disclosure Schedule hereto contains a list of all outstanding loans by the Seller or the Seller Bank to an Interested Person which, individually, have current outstanding balances of $50,000 or more (including in the outstanding balance all amounts which the Seller or the Seller Bank is obligated to advance but not including loans secured by cash collateral).

      3.26 State Takeover Laws. The transactions contemplated by this Agreement are not subject to any applicable state takeover laws or business combination statutes in effect on the date hereof.

      3.27 Rule 16b-3. The Seller has taken all necessary action, including (without limitation) causing its Board of Directors to adopt resolutions authorizing and approving the Merger, this Agreement and the other transactions contemplated by this Agreement or the Bank Merger Agreement to exempt such transactions under Rule 16b-3 of the Exchange Act from the provisions of Section 16(b) of the Exchange Act.

      3.28 No Dissenters' Rights. No dissenters' or appraisal rights shall be available with respect to the Merger or the other transactions contemplated by this Agreement or the Bank Merger Agreement.

      3.29 Investment Company Act of 1940. Neither the Seller nor the Seller Bank is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

      3.30 Investment Management Activities. Neither the Seller nor the Seller Bank is required to be registered as an investment adviser, a broker, dealer, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, a counseling officer, an insurance agent, a sales person or in any similar capacity with the SEC, The Commodity Futures Trading Commission, the National Futures Association, the securities commission of any state or any self-regulatory body.

      3.31 Disclosure. No representation or warranty of Seller contained in this Agreement, and no statement contained in any certificate, list or other writing furnished to the Buyer pursuant to the provisions hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

              ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER

      Prior to the execution and delivery of this Agreement and as a material inducement to the Seller to enter into this Agreement, Buyer has delivered to Seller a schedule (the "Buyer Disclosure Schedule") setting forth, among other things, facts, circumstances and events the disclosure of which is required by its representations and warranties (and making specific reference to the Section of this Agreement to which they relate) provided that the mere inclusion of a fact, circumstance or event in the Buyer Disclosure Schedule shall not be deemed an admission by Buyer that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect on Buyer. The Buyer Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article IV and disclosures in any section or paragraph of the Buyer Disclosure Schedule shall qualify as disclosures with respect to other sections and paragraphs in the Buyer Disclosure Schedule only to the extent that it is reasonably apparent from the reading of such disclosure that it qualifies or applies to such other sections or paragraphs.

      Except as set forth in the Buyer Disclosure Schedule, the Buyer represents and warrants to the Seller:

      4.01 Corporate Organization.

            (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island. The Buyer has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Buyer. The Buyer is a bank holding company registered with the Federal Reserve Board under the BHCA. The Articles of Incorporation and By-laws or other similar governing documents of the Buyer, copies of which have previously been delivered to the Seller, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

            (b) The Buyer Bank is a trust company duly organized, validly existing and in good standing under the laws of the State of Rhode Island. The deposit accounts of the Buyer Bank are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by the Buyer Bank. The Buyer Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Agreement to Form and By-laws or other similar governing documents of the Buyer Bank, copies of which have previously been delivered to the Seller, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

            (c) Neither the Buyer nor the Buyer Bank is in violation of any provision of its Articles of Incorporation or equivalent organizational documents or its By-laws.

      4.02 Capitalization. The authorized capital stock of the Buyer consists of 30,000,000 shares of Buyer Common Stock. As of the date of this Agreement, there are (i) 12,053,512 shares of Buyer Common Stock issued and outstanding, (ii) no shares of Buyer Common Stock held in the Buyer's treasury and (iii) 1,012,500 shares of Buyer Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise. The shares of Buyer Common Stock to be issued in exchange for shares of Seller Common Stock upon consummation of the Merger will have been duly authorized and when issued in accordance with the terms of this Agreement, will be validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof and will be identical in all respects to the shares of Buyer Common Stock that are issued and outstanding immediately prior to the Merger and will, when issued be registered under the Securities Act and registered or exempt from registration under applicable blue sky laws. The Buyer and the Buyer Bank are "adequately capitalized" as such term is defined in the rules and regulations promulgated by the Federal Reserve Board and the FDIC.

      4.03 Authority; No Violation.

            (a) The Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Buyer. No other corporate action and no other corporate proceedings on the part of the

Buyer are necessary to authorize this Agreement or to consummate the Merger. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

            (b) The Buyer Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby have been duly and validly approved by the unanimous action of the Board of Directors of the Buyer Bank and the Buyer as the sole stockholder of the Buyer Bank. No other corporate action and no other corporate proceedings on the part of the Buyer Bank are necessary to authorize the Bank Merger Agreement or the performance of the Buyer Bank's obligations thereunder or to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by the Buyer Bank, will be duly and validly executed and delivered by the Buyer Bank and will constitute a legal, valid and binding obligation of the Buyer Bank, enforceable against the Buyer Bank in accordance with its terms. Buyer shall cause the Bank Merger Agreement to be approved by the stockholders of the Buyer Bank prior to the Effective Time.

            (c) Neither the execution and delivery of this Agreement by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby or thereby; nor the execution and delivery of the Bank Merger Agreement by the Buyer Bank, nor the consummation by the Buyer Bank of the transactions contemplated thereby; nor compliance by the Buyer or the Buyer Bank with any of the terms or provisions hereof or thereof, will (i) assuming that the consents and approvals referred to in Section 4.04 hereof are duly obtained, violate any statute, law, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Buyer or any of its Subsidiaries or by which any property or asset of the Buyer or any of its Subsidiaries is bound or affected, or (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Buyer or any of its Subsidiaries under any of the terms, conditions or provisions of (A) the Articles of Incorporation or other charter document of like nature or By-laws of the Buyer or any of its Subsidiaries, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Buyer is a party as issuer, guarantor or obligor, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii)(B) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Buyer.

      4.04 Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with (i) the Federal Reserve Board, (ii) the FDIC and
(iii) the Director, and the consent to and approval of such applications and notices, (b) the filing with the SEC of the Registration Statement, (c) the approval of this Agreement by the requisite vote of the stockholders of the Seller and the approval of the Bank Merger Agreement by the requisite vote of the stockholders of the Seller Bank and the Buyer Bank, (d) the filing of the Articles of

Merger with the Secretary to effect the Merger pursuant to the RIBCA and articles of merger to effect the Bank Merger, pursuant to Title 19 of the General Laws of Rhode Island and the RIBCA, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of shares of Buyer Common Stock pursuant to this Agreement, and (f) such filings, authorizations or approvals as may be set forth in Section 4.04 of the Buyer Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third-party are necessary in connection with the execution and delivery by the Buyer of this Agreement, the execution and delivery of the Bank Merger Agreement by the Buyer Bank, and the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby and thereby, except where the failure to obtain such consents or approvals, or to make such filings or registrations, would not prevent the Buyer from performing its obligations under this Agreement. The Buyer does not believe that any fact or circumstance exists relating to Buyer or its Subsidiaries that is reasonably likely to materially impede or delay receipt of any Governmental Approval described in this Section
4.04 or is reasonably likely to result in the imposition of a Burdensome Condition (as defined herein).

      4.05 Financial Statements. The Buyer has previously made available to the Seller copies of the consolidated balance sheets of the Buyer and its Subsidiaries as of December 31 for the fiscal years 1999 and 2000 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the fiscal years 1998 through 2000, inclusive, as reported in the Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of KPMG LLP, independent public accountants for the Buyer. The December 31, 2000 consolidated balance sheet of the Buyer (including the related notes, where applicable) fairly presents, and the financial statements to be included in any reports or statements (including reports on Form 10-Q and 10-K) to be filed by the Buyer with the SEC after the date hereof will fairly present, the consolidated financial position and results of operations and cash flows and changes in stockholders' equity of the Buyer and its Subsidiaries for the respective fiscal periods or as of the respective dates herein set forth, and the other financial statements referred to in this Section 4.05 (including the related notes, where applicable) fairly present in all material respects (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of the Buyer and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto. The Buyer has previously made available to the Seller copies of the consolidated balance sheet of the Buyer and its Subsidiaries as of September 30, 2001 and the related consolidated statement of operations prepared by the Buyer, in each case unaudited and without footnotes, and such financial statements fairly present in all material respects the consolidated financial position of the Buyer and its Subsidiaries as of December 31, 2000 and the results of consolidated operations for the year then ended. Each of the consolidated financial statements of the Buyer and its Subsidiaries, including, in each case, the notes thereto, made available to the Seller comply, and the financial statements to be filed with the SEC by the Buyer after the date hereof will comply in all material respects, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

      4.06 Reports. Since January 1, 1998, the Buyer and its Subsidiaries have timely filed, and subsequent to the date hereof will timely file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (a) the SEC (the "Buyer SEC Reports"), including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and all other communications mailed by the Buyer to its stockholders since January 1, 1998 (and copies of all such reports, registrations statements and communications have been or will be made available by the Buyer to the Seller), (b) the Federal Reserve Board, (c) the FDIC, and
(d) any applicable state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports and statements are collectively referred to herein as the "Buyer Reports") and has paid all fees and assessments due and payable in connection with any of the foregoing. As of their respective applicable dates, the Buyer Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      4.07 Absence of Certain Changes or Events. Except as may be set forth in
Section 4.07 of the Buyer Disclosure Schedule and except as disclosed in the Buyer's filings with the SEC, since December 31 2000, (i) Buyer and the Buyer Bank have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices, (ii) there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on Buyer, and (iii) there has been no change in any accounting principles, practices or methods of Buyer or the Buyer Bank other than as required by GAAP.

      4.08 Tax Treatment of the Merger. Buyer has no knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368(a) of the Code.

      4.09 Availability of Funds. Buyer has and will have available to it at the Effective Time, sources of capital sufficient to pay the aggregate Cash Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

      4.10 Broker's Fees. Neither the Buyer nor any of the Buyer's Subsidiaries, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fee, commission or finder's fee in connection with any of the transactions contemplated by this Agreement other than fees paid to Keefe, Bruyette & Woods, which shall be paid by the Buyer.

      4.11 Disclosure. No representation or warranty of Buyer contained in this Agreement and no statement contained in any certificate, list or other writing furnished to the Seller pursuant to the provisions hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

      4.12 Legal Proceedings. Except as set forth in Section 4.12 of the Buyer Disclosure Schedule, neither the Buyer nor the Buyer Bank is a party to any, and there are no pending or, to the knowledge of the Buyer, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or affecting the Buyer or the Buyer Bank or challenging the validity or propriety of the transactions contemplated by this Agreement, and to the knowledge of the Buyer there is no reasonable basis for any other proceeding, claim, action or governmental or regulatory investigation against the Buyer or the Buyer Bank in all cases, except for pending or threatened proceedings, which, if adversely determined, could not reasonably be expected to have a Material Adverse Effect on the Buyer. There is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Buyer, the Buyer Bank, or the assets of the Buyer or the Buyer Bank, which has had, or could reasonably be expected to have, a Material Adverse Effect on the Buyer.

      4.13 Undisclosed Liabilities. As of the date hereof, the Buyer and the Buyer Bank have not incurred any liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated financial statements of the Buyer as of December 31, 2000, except for (i) liabilities incurred since December 31, 2000 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and could not reasonably be expected to have, a Material Adverse Effect on the Buyer, (ii) liabilities incurred for legal, accounting, financial advisory fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement and, (iii) as disclosed in Section 4.13 to the Buyer's Disclosure Schedule.

             ARTICLE V - COVENANTS RELATING TO CONDUCT OF BUSINESS

      5.01 Covenants of Seller. Except as expressly contemplated or permitted by this Agreement or the Bank Merger Agreement, or with the prior written consent of the Buyer, during the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, the Seller and the Seller Bank shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and without limiting the foregoing, to continue to operate in the same geographic markets serving the same market segments and without material increase in the rate of growth of the Seller Bank's loan portfolio. The Seller will use all commercially reasonable efforts to (a) preserve intact its business organization and that of the Seller Bank, (b) keep available to itself and the Surviving Bank the present services of the employees, (c) preserve for itself and the Surviving Bank the goodwill of the customers of the Seller and the Seller Bank and others with whom business relationships exist, and (d) take no action which could be reasonably likely to materially adversely affect or materially delay the ability of the Seller to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated by this Agreement or the Bank Merger Agreement or to perform its covenants and agreements under this Agreement or the Bank Merger Agreement. Without limiting the generality of the foregoing, and except as set forth on Section 5.01 of the Seller Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by the Buyer, the Seller shall not, and shall not permit the Seller Bank to:

                  (i) declare or pay any dividends on, or make other distributions in respect of, any shares of its capital stock, except for regular quarterly cash dividends (in accordance with Seller's customary payment schedules) to Seller's stockholders at a rate not in excess of $0.15 per share of Seller Common Stock, and except for dividends from the Seller Bank to the Seller;

                  (ii) (a) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (b) directly or indirectly repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.05(c) hereof) any shares of the capital stock of the Seller or the Seller Bank, or any securities or obligations convertible into or exchangeable for any shares of the capital stock of the Seller or the Seller Bank;

                  (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

                  (iv) amend its Articles of Incorporation, By-laws or other similar governing documents;

                  (v) authorize or commit to any single capital expenditure which is in excess of $25,000 or capital expenditures which are, in the aggregate, in excess of $75,000 for the Seller and the Seller Bank taken as a whole, except for contractual commitments entered into prior to the date of this Agreement as heretofore disclosed in Section 5.01(e) of the Seller Disclosure Schedule;

                  (vi) enter into any new line of business;

                  (vii) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets which would be material, either individually or in the aggregate, to the Seller;

                  (viii) change its methods, policies or procedures of accounting in effect at December 31, 2000, except as required by changes in GAAP or regulatory accounting principles as concurred to by the Seller's independent auditors;

                  (ix) make any material tax election or settle or compromise any material Federal, state, local or foreign tax liability;

                  (x) pay, discharge or satisfy any claim, liability or obligation, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the balance sheet for the fiscal year ended December 31, 2000, or subsequently incurred in the ordinary course of business and consistent with past practice;

                  (xi) (i) except as contemplated by this Agreement, as required by applicable law or required under existing contractual arrangements (which obligations are set forth in Section 3.15(a)(ii) of the Seller Disclosure Schedule), (x) adopt, amend, renew or terminate any plan or any agreement, arrangement, plan or policy between the Seller or the Seller Bank and one or more of its current or former directors, officers or employees, or (y) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any bonus or benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares); provided, however, that the Seller may, in consultation with the Buyer, grant salary increases to its employees at the regular review date of such employees in the ordinary course of business consistent with past practice, in an aggregate amount for all employees not to exceed four and a quarter percent (4.25%) of the aggregate current annualized base salaries or wages of such employees or constitute more than a ten percent (10%) increase with respect to any one such employee; provided, further, that the Seller may, in consultation with the Buyer, pay bonuses (other than to Seller's Chief Executive Officer, who shall be covered by the next proviso) relating to 2001 performance in the ordinary course of business consistent with past practice in an aggregate amount not to exceed $50,000 and provided further that the Seller may, (A) prior to December 31, 2001, pay its Chief Executive Officer the amounts contemplated by Section 5.08 hereof and (B) grant a salary increase of up to five percent (5%) to its Chief Executive Officer, effective January 1, 2002, as contemplated by Section 4 of his Employment Agreement with Seller, dated February 8, 1999; (ii) hire any new employees without the prior written consent of the Buyer (which consent shall not be unreasonably withheld or delayed), unless such new employee is hired to replace an employee whose employment with the Seller or the Seller Bank has terminated and such new employee is hired at a level of compensation that is no more than 10% higher than the departed employee or (iii) enter into, modify or renew any employment, severance or other agreement with any director, officer or employee of the Seller or the Seller Bank, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement providing for any benefit to any director, officer or employee;

                  (xii) except in the ordinary course of its business consistent with past practice, sell, transfer, lease, mortgage, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its assets, properties or other rights or agreements or purchase or sell any loans in bulk;

                  (xiii) except in the ordinary course of business consistent with past practice and for borrowings from the Federal Home Loan Bank Board, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

                  (xiv) file any application to open, relocate or terminate the operations of any banking offices of it or of any the Seller Bank or materially expand the business currently conducted by it;

                  (xv) commit any act or omission which constitutes a material breach or default by the Seller or the Seller Bank under any Regulatory Agreement or under any material contract or material license to which the Seller or the Seller Bank is a party or by which any of them or their respective properties is bound;

                  (xvi) make any new or additional equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practice;

                  (xvii) settle any claim, action or proceeding, except in the ordinary course of business consistent with past practice;

                  (xviii) cancel or release indebtedness of any third-party;

                  (xix) sell any securities in its investment portfolio, except in the ordinary course of business, or engage in transactions in or involving forwards, futures, options on futures, swaps or similar hedging instruments or otherwise restructure or change its investment portfolio or its gap position or the manner in which the portfolio is classified or reported;

                  (xx) except as required by law or regulation, change its loan policies or procedures in effect at December 31, 2000 in any material respect;

                  (xxi) foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of a Hazardous Material in amounts which, if such foreclosure were to occur, could reasonably be expected to result in a Material Adverse Effect on the Seller or the Seller Bank;

                  (xxii) enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination or make any commitment with respect to, (i) any contract, agreement or lease for office space, operations space or branch space to which the Seller or the Seller Bank is a party or by which the Seller or the Seller Bank or their respective properties is bound; (ii) any lease, contract or agreement other than in the ordinary course of business consistent with past practices; or (iii) any lease, contract, agreement or commitment involving an aggregate payment by or to the Seller or the Seller Bank of more than $25,000 or having a term of one year or more from the time of execution;

                  (xxiii) make any loan other than loans of less than $1,000,000 to any single borrower (or group of related borrowers) which are made in accordance with the Seller Bank's loan and credit policies and the Seller Bank's customary terms, conditions and standards, and in accordance with applicable law (Buyer's consent to loans in excess of $1,000,000 not to be unreasonably withheld or delayed);

                  (xxiv) waive any material right, whether in equity or at law, that it has with respect to any loan, except in the ordinary course of business consistent with prudent banking practices; or

                  (xxv) take any action or fail to take any action permitted by this Agreement that is intended or which reasonably could be expected to result in any of its representations and warranties set forth in this Agreement being untrue in any material respect, or in any of the conditions to the Merger or the other transactions contemplated in this Agreement not being satisfied in any material respect, or in a material violation of any provision of this Agreement; or

                  (xxvi) agree to do any of the foregoing.

      5.02 No Solicitation.

            (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VIII hereof, the Seller and the Seller Bank shall not, and shall not authorize or permit any of their respective directors, officers, employees, representatives, agents, affiliates and advisors (including, without limitation, investment bankers, attorneys and accountants) or other persons controlled by the Seller to, directly or indirectly solicit, initiate, encourage or facilitate (including by way of furnishing nonpublic information or assistance) any inquiries relating to, or the making of any proposal or other action (including without limitation any proposal or offer to its stockholders) which relates to, or may reasonably be expected to lead to, a Competing Transaction (as defined below); or participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, or facilitate, any effort or attempt by any other person to make or seek to make such a proposal or other action; or otherwise facilitate any effort or attempt to make or implement a Competing Transaction; or, subject to Section 6.03, approve, endorse or recommend any Competing Transaction; or enter into any letter of intent (whether or not binding), agreement or other contract or commitment contemplating or otherwise relating to a Competing Transaction; provided, however, that nothing in this
Section 5.02 shall prohibit the Seller from furnishing nonpublic information regarding the Seller the Seller Bank to, entering into a confidentiality agreement with or entering into discussions with, any person or group in response to a Superior Proposal (as defined below) submitted by such person or group (if not withdrawn) if (a) neither the Seller nor any representative of the Seller the Seller Bank shall have violated any of the restrictions set forth in this Section 5.02, (b) the Board of Directors of the Seller concludes, in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of the Seller to discharge its fiduciary duties to the Seller's stockholders under applicable law, (c) (i) at least three (3) business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, Seller gives Buyer written notice of the identity of such person or group and of Seller's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and (ii) Seller receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of Seller, which agreement is at least as favorable in all material respects to Seller as the letter agreement entered into as of March 27, 2001 by and between the Buyer and the Seller (the "Confidentiality Agreement"), and (d) contemporaneously with furnishing any such nonpublic information to such person or group, Seller furnishes such nonpublic information to Buyer (to the extent such nonpublic information has not been previously furnished by Seller to Buyer). Nothing contained in this Section 5.02 shall be deemed to prohibit the Seller from, to the extent applicable, taking or disclosing to its stockholders any position necessary in order to comply with the filing and disclosure requirements of
Section 14(d)(9) and 14e-2 of the Exchange Act and the related rules and regulations of the SEC, including Item 1012(a) of Regulation M-A.

            (b) The Seller shall immediately cease and cause to be terminated any and all existing activities, discussions or negotiations previously conducted with any parties other than the Buyer, which relate to, or could reasonably be expected to lead to, a Competing Transaction, including without limitation all discussions with parties who submitted, or contemplated submitting, proposals for business combinations with Seller. The Seller will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence of Section 5.02(a) of the obligations undertaken in this Section 5.02. The Seller agrees not to (and will cause the Seller Bank not to) release any third-party from, or waive any provision of, any confidentiality or standstill agreement to which the Seller or the Seller Bank is a party.

            (c) The Seller will notify the Buyer promptly (but in any event within 24 hours) if any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Seller, which could reasonably be expected to lead to a Competing Transaction, and the Seller will inform the Buyer in writing as soon as practicable thereafter (but in any event within 24 hours) of all of the relevant details with respect to the foregoing (including the identity of the parties, price and other material terms and conditions thereof). The Seller shall use its reasonable best efforts to keep Buyer informed in all material respects of the status and details (including material amendments or proposed amendments) of any such inquiry, proposal, request, negotiations or discussions.

            (d) As used in this Agreement, "Competing Transaction" shall mean any transaction or series of related transactions (other than the transactions expressly provided for in this Agreement) involving: (i) a tender offer or exchange offer for 15% or more of the outstanding equity securities of Seller or the Seller Bank, (ii) a merger, consolidation, share exchange or other business combination involving the Seller or the Seller Bank, (iii) any sale, lease, exchange, pledge, transfer or other disposition of 15% or more of the assets of the Seller or the Seller Bank, (iv) any liquidation or dissolution of Seller or Seller Bank, (v) any transaction or series of related transactions resulting in any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the then outstanding shares of capital stock of the Seller, or (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

            (e) As used in this Agreement, "Superior Proposal" shall mean an unsolicited, bona fide written offer made by a third-party to consummate a Competing Transaction (i) for which financing, to the extent required to consummate such proposed transaction, is then fully and unconditionally committed in writing, or, in the reasonable judgment of the Board of Directors, reasonably capable of being fully financed, and (ii) which the Board of Directors of Seller determines, in its reasonable judgment (based on advice of a financial advisor of a nationally recognized reputation) is reasonably likely to be completed if such proposal is accepted, taking into account all legal, financial, regulatory and other aspects of the Superior Proposal (including the party making the Superior Proposal), and would, if consummated, be more favorable to all of the Seller's stockholders from a financial point of view than the transaction contemplated by this Agreement.

      5.03 Intentionally Omitted.

      5.04 System Conversions. From and after the date hereof, the Buyer and the Seller shall meet on a regular basis to discuss and plan for the conversion of the Seller Bank's data processing and related electronic informational systems to those used by the Buyer and its Subsidiaries which planning shall include, but not be limited to, discussion of the possible termination by the Seller Bank of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by the Seller Bank in connection with its systems operations and outsourcing, as appropriate of proprietary or self-provided system services; it being understood that the Seller shall not be obligated to take (or cause the Seller Bank to take) any such action and, unless the Seller otherwise agrees, no conversion shall in fact take place prior to the Effective Time. In the event that the Seller, at the request of the Buyer, determines to take, and so takes, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees, expenses or charges, the Buyer shall indemnify the Seller and the Seller Bank on terms reasonably satisfactory to the Seller for any such fees, charges and expenses, and the costs of reversing the conversion process, if for any reason the Effective Time does not occur in accordance with the terms of this Agreement.

      5.05 Certain Changes and Adjustments. Prior to the Closing, the Buyer and the Seller shall consult and cooperate with each other concerning the Seller Bank's loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) to reflect the Buyer's plans with respect to the conduct of the Surviving Bank's business; provided, however, that the Seller and the Seller Bank shall not be obligated to take any action pursuant to this Section 5.05 (x) which is inconsistent with GAAP or any law or regulation applicable to the Seller or the Seller Bank and (y) unless and until the Buyer acknowledges, and the Seller is satisfied, that all conditions to consummate the Merger have been satisfied and that the Buyer intends to consummate the Merger in accordance with the terms of this Agreement. No action taken by the Seller pursuant to this Section 5.05 or the consequences resulting therefrom shall be deemed to be a breach of any representation, warranty, agreement or covenant herein or constitute a Material Adverse Effect. If for any reason the Merger is not consummated in accordance with the terms of this Agreement, the Buyer will indemnify the Seller for any fees, charges or expenses, and the costs of reversing the action taken in connection with the changes and adjustments made at the request of the Buyer.

      5.06 Branches. Prior to the Effective Time, the Buyer and the Seller shall consult and cooperate with each other concerning alignment of the Buyer Bank's and the Seller Bank's branches following the Effective Time, and the Seller will, if requested by the Buyer, cooperate with the Buyer to cause the Seller Bank to prepare and file applications for branch closings with all appropriate Regulatory Agencies after all of the Requisite Regulatory Approvals (as defined in Section 7.01(b)) have been obtained (without regard to any applicable waiting periods). If for any reason the Merger is not consummated in accordance with the terms of this Agreement, the Buyer will reimburse the Seller for any fees or expenses incurred in connection with the preparation and filing of such applications at the request of the Buyer.

      5.07 ALCO Management. The Seller agrees that during the period from the date of this Agreement through the Effective Time, the Seller will not change or amend its existing policies for managing, and reducing the negative impact of a change in interest rates on the Seller Bank's interest sensitive assets and liabilities (including its fixed-rate mortgage portfolio and its investment portfolio), other than such changes or amendments which could not reasonably be expected to have a Material Adverse Effect on the Seller.

      5.08 Chief Executive Officer Compensation. The Seller will, prior to December 31, 2001, pay its chief executive officer (x) his regular annual bonus in an amount equal to $150,000 and (y) a one-time bonus separate from his regular annual bonus in an amount equal to $2,100,000 (the "Special Bonus"), which bonus shall not be contingent on the consummation of the transactions contemplated hereby.

      5.09 Covenants of the Buyer. Except as expressly contemplated or permitted by this Agreement or the Bank Merger Agreement, or with the prior consent of the Seller, during the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, Buyer shall, and shall cause each of its Subsidiaries to, (i) not to take any action or fail to take any action permitted by this Agreement that is intended or which reasonably could be expected to result in any of its representations and warranties set forth in this Agreement being untrue in any material respect, or in any of the conditions to the Merger or other transactions contemplated in this Agreement as set forth in Article VII not being satisfied in any material respect, or in a material violation of any provision of this Agreement, (ii) use commercially reasonable efforts to conduct its business in the regular, ordinary and usual course consistent with past practice, (iii) use commercially reasonable efforts to maintain and preserve intact its business organization, and retain the services of its officers and key employees and (iv) take no action which could be reasonably likely to materially adversely affect or materially delay the ability of the Buyer to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated by this Agreement or the Bank Merger Agreement or to perform its covenants and agreements under this Agreement or the Bank Merger Agreement. During the period from the date of this Agreement and continuing until the Effective Time, the Buyer shall provide the Seller with a copy of all the Buyer Reports.

      5.10 Control of Operations. Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the operations of Seller or the Seller Bank prior to the Effective Time. Prior to the Effective Time, Seller shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Seller Bank's operations.

                       ARTICLE VI - ADDITIONAL AGREEMENTS

      6.01 Regulatory Matters.

            (a) The parties hereto shall cooperate with each other and use commercially reasonable efforts to promptly prepare and file as soon as practicable after the date hereof all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties, Regulatory Agencies and Governmental Entities which are necessary or advisable for such party to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger and the Bank Merger). The Seller and the Buyer shall have the right to review in advance all such applications, notices, petitions, and filings, and each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Buyer, the Buyer Bank, the Seller or the Seller Bank, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with or written materials submitted to, any third-party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to the completion of the transactions contemplated hereby.

            (b) The Seller and the Buyer shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the Seller, the Buyer or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

            (c) The Seller and the Buyer shall promptly furnish each other with copies of written communications received by the Seller or the Buyer, as the case may be, or any of their respective Subsidiaries, "affiliates" or "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

            (d) The Seller and the Buyer shall negotiate in good faith for a period not to exceed thirty (30) days an alternative transaction structure if, after pursuing in good faith all necessary regulatory approvals, the parties determine in good faith that the required regulatory approvals will not be obtained to complete the Merger or the Bank Merger. If an agreement on an alternative transaction structure cannot be reached after thirty (30) days of good faith negotiations, this Section 6.01(d) shall expire. In no event shall the parties have any obligation under this Section 6.01(d) to negotiate after July 31, 2002.

      6.02 Securities Laws Matters.

            (a) Buyer agrees to prepare a Registration Statement on Form S-4 or other applicable form to be filed by Buyer with the SEC in connection with the issuance of Buyer Common Stock in the Merger (including the Proxy Statement and Prospectus and other proxy solicitation materials of the Seller constituting a part thereof. Seller shall prepare and furnish such information relating to it and its directors, officers and stockholders as may be reasonably required in connection with the above-referenced documents, and the Seller, and its legal, financial and accounting advisors, shall have the right to review in advance such Registration Statement prior to its filing. Seller agrees to cooperate with Buyer and Buyer's counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Registration Statement and the Proxy Statement. Buyer agrees to use commercially reasonable efforts to file, or cause to be filed, the Registration Statement and the Proxy Statement with the SEC as promptly as reasonably practicable after the date hereof. Each of the Buyer and the Seller agrees to use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Buyer also agrees to use commercially reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. After the Registration Statement is declared effective under the Securities Act, Seller shall promptly mail, at its expense, the Proxy Statement to its stockholders.

            (b) Each of the Buyer and the Seller agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Buyer and the Seller further agrees that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in the Registration Statement or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement.

            (c) Buyer agrees to advise the Seller, promptly after Buyer receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Buyer Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent Buyer is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

            (d) Letter from Seller's Accountants. It shall be a condition to the mailing of the Proxy Statement/Prospectus that the Buyer shall have received from Seller's independent accountants a "comfort" letter from such accountants, dated a date within two (2) business days before the date on which the Registration Statement shall become effective, addressed to Buyer, in form and substance reasonably satisfactory to Buyer, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), concerning the procedures undertaken by the Seller's independent accountants with respect to the financial statements and information of the Seller and the Seller Bank contained in the Registration Statement and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement. Prior to the Effective Time, Seller shall cause to be delivered to Buyer a second "comfort" letter, dated as of the second business day prior to the Closing Date updating the matters covered in the first such "comfort" letter.

      6.03 Stockholder Meeting. In order to consummate the Merger, the Seller shall take all steps necessary to duly call, give notice of, convene and hold its Stockholder Meeting as soon as practicable following the clearance of the Registration Statement and the Proxy Statement by the SEC for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby. Subject to this Section 6.03, the Board of Directors of Seller shall unanimously recommend that its stockholders vote in favor of and adopt and approve this Agreement and the transactions contemplated hereby at the Stockholder Meeting and the

Prospectus/Proxy Statement shall include a statement to this effect. The Seller and the Buyer shall coordinate and cooperate with respect to the foregoing matters. After making such recommendation to its stockholders, the Board of Directors of Seller (or any committee thereof) shall not withdraw, modify or amend such recommendation (or propose to do so) in any respect adverse to the Buyer unless (i) a Superior Proposal (as defined in Section 5.02) is made to Seller and is not withdrawn, and (ii) Seller shall have concluded in good faith, after consultation with its outside counsel, that, in light of such Superior Proposal, the withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Seller to discharge its fiduciary duties to the Seller's stockholders under applicable law; provided, however, that prior to any withdrawal, modification or amendment of such recommendation by the Board of Directors of Seller, the Seller shall have given Buyer at least four (4) business days notice thereof and the opportunity to meet with Seller and its counsel. Subject to Section 8.01(i) hereof, Seller's obligation to call, give notice of, convene and hold the Stockholder Meeting in accordance with this Section 6.03 shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Seller of a proposal for a Competing Transaction or by the withdrawal, amendment or modification of its recommendation in connection with a Superior Proposal.

      6.04 Access to Information.

            (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Buyer shall afford the Seller, and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours to such information regarding the Buyer and its Subsidiaries as shall be reasonably requested by Seller to fulfill its obligations pursuant to this Agreement. The Buyer shall furnish promptly to the Seller a copy of each application, report, schedule, correspondence and other document filed by the Buyer with, or received by the Buyer from, any Governmental Entity in connection with the transactions contemplated hereunder, and the Buyer agrees to notify the Seller by telephone within 48 hours of receipt of any adverse oral communication from any Governmental Entity regarding the outcome of any regulatory applications required in connection with the Merger.

            (b) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Seller shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Buyer, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Seller shall, and shall cause its Subsidiaries to, make available to the Buyer (i) a copy of each report, schedule, registration statement and other document filed or received by it (or any of its Subsidiaries), during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which the Seller is not permitted to disclose under applicable law), (ii) copies of all periodic reports to senior management, including without limitation, reports on non-performing loans and other asset quality matters and all materials furnished to the Board of Directors of the Seller or the Seller Bank relating to asset quality generally, and (iii) all other information concerning its business, properties, assets and personnel as the Buyer may reasonably request.

            (c) No party shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

            (d) All information (the "Confidential Information") furnished by one party (the "Providing Party") to the other party (the "Receiving Party") or its directors, officers, employees, agents, and advisors (the "Representatives") shall be treated as the sole property of the Providing Party and, if this Agreement terminates, the Receiving Party shall, upon request of the Providing Party, return to the Providing Party or destroy all such written Confidential Information. The Receiving Party shall, and shall use commercially reasonable efforts to cause its Representatives to, keep confidential all such Confidential Information, and shall not directly or indirectly use such information for any competitive or commercial purpose. Confidential Information shall not include information which (i) was already in the possession of the Receiving Party prior to receipt from the Providing Party, provided that such information is not known by the Receiving Party or its Representatives to be subject to another confidentiality agreement with or other obligation of secrecy to the Providing Party; (ii) becomes generally available to the public other than as a result of a disclosure by the Receiving Party; (iii) becomes available to the Receiving Party on a non-confidential basis from a source other than the Providing Party or its Representatives, provided that such source is not known by the Receiving Party to be bound by a confidentiality agreement with or other obligation of secrecy to the Providing Party; (iv) has been approved for release by written authorization of the Providing Party; or (v) has been publicly disclosed pursuant to a requirement of a government agency or of law.

            (e) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

      6.05 Reasonable Best Efforts and Cooperation. Each of the Buyer and the Seller shall, and shall cause its Subsidiaries to, use its reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third-party which is required to be obtained by the Buyer or the Seller or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement and Seller shall use commercially reasonable efforts to obtain prior to Closing landlord's estoppels in forms satisfactory to the Buyer in connection with the real estate Leases relating to the Seller Bank's branches in Cranston, Rhode Island and the Wal-Mart superstore in North Kingston, Rhode Island; provided, however, that (i) in no event shall Seller be required to pay any money to any such landlord to obtain any such estoppel and
(ii) the Buyer shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption is likely, in the reasonable opinion of its Board of Directors, to result in the imposition of a

Burdensome Condition (as hereinafter defined) on the Surviving Corporation or any of its Subsidiaries (including without limitation the Surviving Bank).

      6.06 NASDAQ Listing. The Buyer shall use its reasonable best efforts to cause the shares of Buyer Common Stock to be issued in the Merger to be approved for listing on the NASDAQ National Market System subject to official notice of issuance, prior to the Effective Time.

      6.07 Indemnification; Directors' and Officers' Insurance.

            (a) The Buyer shall maintain in effect for six years from the Effective Time, the current directors' and officers' liability insurance policy maintained by the Seller (provided that the Buyer may substitute therefor policies of at least the same coverage containing terms and conditions which are not less favorable than those in effect on the date hereof) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Buyer be required to expend more than $35,000 (the "Insurance Amount") to maintain or procure such insurance coverage pursuant to this Section
6.07 and further provided that if Buyer is unable to maintain or obtain the insurance called for by this Section 6.07, Buyer shall use commercially reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount. In connection with the foregoing, the Seller agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

            (b) For a period of ten years from the Effective Time, the Buyer shall indemnify the directors and officers of the Seller and the Seller Bank to the same extent that such persons are entitled to indemnification by the Seller or the Seller Bank as of the date of this Agreement. The indemnification by the Buyer provided for hereunder shall not be amended, repealed or otherwise modified for a period of ten years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who were directors or officers of the Seller or the Seller Bank as of the date of this Agreement, unless such modification shall be required by law. In the event that any claim is asserted or made by such director or officer within such ten year period, the right to indemnification in respect of such claim shall continue until the disposition of such claim. The provisions of this Section 6.07(b) are specifically for the benefit of those directors and officers entitled to indemnification by the Seller as of the date of this Agreement.

            (c) In the event Buyer or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Buyer assume the obligations set forth in this Section 6.07.

            (d) The provisions of this Section 6.07 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

      6.08 Financial and Other Statements. Notwithstanding anything to the contrary in Section 6.04, during the term of this Agreement, the Seller shall provide to the Buyer the following documents and information:

                  (i) As soon as reasonably available, but in no event more than three (3) days after filing, the Seller will deliver to the Buyer the Seller's Quarterly Call Report as filed with the Federal Reserve and the Seller Bank's Quarterly Call Report as filed with the FDIC for any quarter after the date hereof and prior to the Effective Time. As soon as reasonably available, but in no event more than three (3) days after filing, the Seller will deliver to the Buyer the Seller's Annual Call Report as filed with the Federal Reserve and the Seller Bank's Annual Call Report as filed with the Federal Reserve or the FDIC. The Seller will also deliver to the Buyer, contemporaneously with its being filed with the FDIC, a copy of all Current Call Reports.

                  (ii) As soon as reasonably available, but in no event more than three (3) days after filing with the SEC all reports that are required to be filed by the Seller under the Exchange Act.

                  (iii) Promptly upon receipt thereof, the Seller will furnish to the Buyer copies of all internal control reports submitted to the Seller or the Subsidiaries by independent accountants in connection with each annual, interim or special audit of the books of the Seller or any of the Seller's Subsidiaries made by such accountants.

                  (iv) As soon as practicable, the Seller will furnish to the Buyer copies of all such financial statements and reports as it or any Subsidiary shall send to its stockholders, the FDIC or any other regulatory authority, to the extent any such reports furnished to any such regulatory authority are not confidential and except as legally prohibited thereby.

                  (v) Promptly upon receipt thereof the Seller will (and will cause its Subsidiaries to) furnish to the Buyer copies of each examination report of any federal or state regulatory or examination authority with respect to the condition or activities of the Seller or any of the Subsidiaries, except to the extent prohibited by law. With respect to any examination report the disclosure of which is prohibited by law, the Seller will use all reasonable efforts to obtain authority to deliver to the Buyer copies of such examination report or provide appropriate substitute disclosure arrangements.

                  (vi) With reasonable promptness, the Seller will furnish to the Buyer such additional financial data as the Buyer may reasonably request.

      6.09 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Surviving Corporation or the Surviving Bank, as applicable, with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be requested by the Buyer.

      6.10 Notice of Adverse Changes.

            (a) Each party shall promptly notify the other party in writing, and keep the other party fully informed, of (i) any inability or perceived inability by the notifying party to perform or comply with the terms or conditions of this Agreement, or (ii) any change or event having a Material Adverse Effect on it or which it believes could or could be reasonably expected to cause or constitute a material breach of any of its representations, warranties or covenants contained herein, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement.

            (b) From time to time prior to the Effective Time, each party will promptly supplement or amend the respective Disclosure Schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in such Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedule shall have any effect for the purposes of determining satisfaction of the conditions set forth in Sections 7.02(a) or 7.03(a) hereof, as the case may be, or the compliance by the Buyer or the Seller, as the case may be, with the respective covenants set forth in Sections 5.01 through 5.10 hereof.

      6.11 Current Information.

            (a) During the period from the date of this Agreement to the Effective Time, the Seller will cause one or more of its designated representatives (i) to confer on a regular and frequent basis (not less than monthly) with representatives of the Buyer to report on (x) the general status of the ongoing operations of the Seller and the Seller Bank, (y) the status of, and the action proposed to be taken with respect to, those Loans held by the Seller or the Seller Bank which, either individually or in combination with one or more other Loans to the same borrower thereunder, have an original principal amount of $100,000 or more and are non-performing assets, (z) the status of, and the action proposed to be taken with respect to, foreclosed property and other real estate owned, and (ii) to cooperate and communicate fully with respect to the manner in which the business of the Buyer Bank and the Seller Bank will be combined after the Effective Time, the type and mix of products and services, personnel matters, branch alignment, the granting of credit, and problem loan management, reserve adequacy and accounting. During the period from the date of this Agreement to the Effective Time, the Buyer will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of the Seller and to report on the status of efforts to secure the regulatory approvals required under this Agreement, as well as the general status of the ongoing operations of the Buyer and the Buyer Bank. In order to facilitate the foregoing, the Buyer and the Seller shall promptly establish a liaison committee which will be chaired by the chief executive officers of the Buyer and the Seller and which will meet on a regular basis to discuss these matters and may establish sub-committees from time-to-time to pursue various issues.

            (b) The Seller will promptly notify the Buyer of any material change in the normal course of business or in the operation of the properties of the Seller or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving the Seller or the Seller Bank, and will keep the Buyer reasonably informed of such events. The Buyer will promptly notify the Seller of any material change in the normal course of business or in the operation of the properties of the Buyer or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving the Buyer or any of its Subsidiaries, and will keep the Seller fully informed of such events.

      6.12 Compensation and Benefit Plans.

            (a) All persons who are employees of Seller or the Seller Bank immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time (a "Continuing Employee") shall, at the Effective Time, become employees of Buyer or the Buyer Bank, as appropriate; provided, however, that in no event shall any of the continuing Employees be officers of Buyer or Buyer Bank, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the By-laws of Buyer or Buyer Bank, as appropriate. All of the Continuing Employees shall be employed at the will of the Buyer or the Buyer Bank and no contractual right to employment shall inure to such employees because of this Agreement.

            (b) As soon as administratively practicable after the Effective Time, Buyer shall take all reasonable action so that Continuing Employees shall be entitled to participate in each employee benefit plan, program or arrangement of Buyer of general applicability (the "Buyer Benefits Plans") to the same extent as similarly-situated employees of Buyer and its Subsidiaries, it being understood that until such time as Continuing Employees are enrolled in a specific Buyer Benefit Plan, the Continuing Employees shall continue to participate in the Employee Program of the same character, which shall be maintained by the Buyer until such time as the Continued Employees shall be enrolled in such Buyer Benefit Plan. Buyer shall cause each Buyer Benefits Plan in which Continuing Employees are eligible to participate to recognize, for all purposes (but not for accrual of pension benefits or eligibility for early retirement under Buyer's defined benefit pension plan) under the Buyer Benefit Plans, the service of such Continuing Employees with Seller and the Seller Bank to the same extent as such service was credited for such purpose by the Seller. Except as otherwise provided herein, nothing herein shall limit the ability of Buyer to amend or terminate any of the Employee Programs in accordance with their terms at any time. As soon as administratively practicable after the Effective Time and consistent with the first sentence of this Section 6.12(b), Buyer shall make available employer-provided health and other employee welfare benefit plans to each Continuing Employee on the same basis as it provides such coverage to Buyer employees except that any pre-existing condition, eligibility waiting period or other limitations or exclusions otherwise applicable under such plans to new employees shall not apply to a Continuing Employee or their covered dependents who were covered under a similar Employee Program on the Effective Date of the Merger. Buyer shall cause its health plan to provide full credit under such plans for any deductibles, co-payments and out-of-pocket expenses incurred by the Continuing Employees and their covered dependents during the portion of the calendar year period to their participation in such plans of Buyer.

            (c) Buyer agrees to honor in accordance with their terms all benefits vested as of the Effective Time under the Employee Programs and all vested benefits or other vested amounts earned or accrued through such time under contracts, arrangements commitments or understandings described in the Seller Disclosure Schedule, including benefits and amounts which vest or are otherwise accrued as a result of the consummation of the transactions contemplated by this Agreement.

            (d) Effective at the Effective Time, Buyer shall have appointed Patrick J. Shanahan, Jr. to the Board of Directors of Buyer in accordance with
Section 1.09 hereof.

            (e) Buyer will provide to any employee of Seller or the Seller Bank whose employment is involuntarily terminated for reasons other than cause (which shall mean gross negligence, dereliction of performance of such employee's duties, dishonesty or commission of a crime) within six months after the Closing Date, and who is not otherwise covered by a specific termination, severance or change in control agreement, with a severance plan benefit equal to two weeks of base pay for each year of service with the Seller or Seller Bank provided, that with respect to those employees of Seller or the Seller Bank set forth in
Section 6.12 of the Seller Disclosure Schedule, the Buyer shall provide such severance plan benefit set forth in such Section 6.12 of the Seller Disclosure Schedule to such employees.

            (f) Seller or Seller Bank shall take action to terminate the Seller 401(k) plan not later than immediately prior to the Effective Date. Subject to receipt of a favorable determination letter from the IRS regarding the termination of the Seller 401(k) plan, distributions shall be made to participants as provided in the Seller 401(k) plan and such participants may make direct rollovers to the Buyer 401(k) plan pursuant to the provisions of such plan.

            (g) Notwithstanding anything to the contrary contained herein, prior to the Effective Time Seller may or may cause Seller Bank to amend or consent to the amendment of the Financial Institution Retirement Fund as expressly required by applicable law and for adjustments to applicable limits affected by the Economic Growth and Tax Relief Reconciliation Act of 2001.

      6.13 Bank Merger. At the effective time of the Bank Merger, the Agreement to Form and By-Laws of the Buyer Bank, as in effect immediately prior thereto, shall be the Agreement to Form and By-Laws of the Surviving Bank until thereafter amended as provided by law and such Agreement to Form and By-Laws. The directors and officers of the Buyer Bank immediately prior to the effective time of the Bank Merger shall be the directors and officers of the Surviving Bank, each to hold office in accordance with the Agreement to Form and By-Laws of the Surviving Bank and until their respective successors are duly elected or appointed and qualified; provided, that, effective at the Effective Time, Patrick J. Shanahan, Jr. shall become a member of the Board of Directors of the Buyer Bank.

      6.14 Affiliate Agreements. Seller shall use its reasonable best efforts to cause each person who may be deemed, as of the date of the Stockholder Meeting, to be an "affiliate" of the Seller (each, a "Merger Affiliate"), as that term is used in Rule 145 under the Securities Act, to execute and deliver to the Buyer on or before the date of mailing of the Registration Statement an agreement to comply with Rule 145 under the Securities Act, in the form attached hereto as Exhibit C (the "Affiliate Agreement"). Buyer shall be entitled to place legends as specified in such Affiliate Agreement on the certificates evidencing any shares of Buyer Common Stock to be received by such Merger Affiliates pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for such shares, consistent with the terms of such Affiliate Agreements.

      6.15 No Inconsistent Actions. Prior to the Effective Time, no party will:
(i) enter into any transaction or make any agreement or commitment and will use its reasonable best efforts not to permit any event to occur, which could reasonably be expected to result in (x) a denial of the regulatory approvals referred to in Sections 3.04 and 4.04 or (y) the imposition of any Burdensome Condition (as hereinafter defined); or (ii) adopt by plan or arrangement, or take or cause to be taken any action, that would adversely affect holders of Seller Common Stock in a disproportionate manner after the Effective Time.

      6.16 Publicity. The initial press release announcing this Agreement shall be a joint press release subject to the consent of both parties, which consent shall not be unreasonably withheld or delayed, and thereafter Buyer and Seller shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the Merger and any other transaction contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange or national market system with respect thereto; provided, however, that nothing in this Section 6.16 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary in order to satisfy such party's disclosure obligations imposed by law or the rules of a national securities exchange or national market system.

      6.17 Section 16 Matters. Prior to the Effective Time, Buyer and Seller shall take all such steps as may be required to cause any dispositions of Seller Common Stock or acquisitions of Buyer Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act as a director and/or executive officer of Seller to be exempt under Rule 16b-3 promulgated under the Exchange Act. Seller agrees to promptly furnish Buyer with all requisite information necessary for Buyer to take the actions contemplated by this Section 6.17.

      6.18 Reorganization Treatment. Each of Buyer and Seller shall use all commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. Neither Buyer nor Seller shall file any Tax Return or take any position inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Each of Buyer and Seller (i) shall comply with the record-keeping and information reporting requirements set forth in Treasury Regulations ss.1.368-3, and (ii) shall cause its officer's certificate referred to in
Section 7.01(f) to be executed and delivered.

                       ARTICLE VII - CONDITIONS PRECEDENT

      7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the stockholders of the Seller to the extent required by Rhode Island law and the Articles of Incorporation of the Seller.

            (b) Regulatory Approvals. All necessary approvals, authorizations and consents of all Governmental Entities required to consummate the transactions contemplated hereby (including the Merger and the Bank Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

            (c) NASDAQ Listing. The shares of Buyer Common Stock which shall be issued upon consummation of the Merger shall have been authorized for listing on the National Market System, subject to official notice of issuance.

            (d) Securities Laws Matters. The Registration Statement shall have been declared effective by the SEC; and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn, and the Buyer shall have received all necessary state securities laws and "blue sky" permits and other authorizations required in connection with the issuance of Buyer Common Stock in the Merger.

            (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger, the Bank Merger, or any of the other transactions contemplated by this Agreement shall be in effect and no proceeding initiated by any Governmental Entity seeking an injunction shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger, the Bank Merger, or any of the other transactions contemplated by this Agreement.

            (f) Tax Opinion Relating to the Merger. Buyer and Seller shall have received an opinion from Goodwin Procter LLP, and Bingham Dana LLP, respectively, dated as of the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the Closing Date, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinions, such counsel may require and rely upon representations and covenants including those contained in certificates from the officers of the Buyer and the Seller and others, reasonably satisfactory in form and substance to the parties hereto and such counsel.

      7.02 Conditions to Obligations of Buyer. The obligation of the Buyer to effect the Merger is also subject to the satisfaction or waiver by the Buyer at or prior to the Effective Time of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties expressly speak as of an earlier specified date) as of the Effective Time as though made on and as of the Effective Time; (other than those representations and warranties that are qualified as to materiality, Material Adverse Effect or similar language, which shall be true and correct in all respects as of the Effective Time) and the Buyer shall have received a certificate signed on behalf of the Seller by its Chief Executive Officer and Chief Financial Officer to the foregoing effect.

            (b) Performance of Obligations of Seller. The Seller shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Buyer shall have received a certificate signed on behalf of the Seller by its Chief Executive Officer and Chief Financial Officer to such effect.

            (c) No Burdensome Condition. None of the Requisite Regulatory Approvals shall impose any term, condition or restriction upon the Buyer, the Buyer Bank, the Surviving Corporation, the Surviving Bank or any of their respective Subsidiaries that the Buyer reasonably determines would so materially adversely effect the economic or business benefits to the Buyer of the transactions contemplated by this Agreement, taken as a whole, as to render inadvisable the consummation of the Merger (a "Burdensome Condition"); provided, however, that, in the event that this Agreement is terminated pursuant to
Section 8.02(c) following the imposition of a Burdensome Condition, which shall not be removed prior to the date set forth in such Section (as such date may be extended pursuant to such Section), Buyer will make a cash payment to the Seller equal to the sum of $500,000 plus the Seller's Expenses (as defined in Section 8.02(b)) by or before the fifth business day immediately following such termination, which payment shall be the exclusive remedy available to the Seller in the event of such a termination (it being understood that, notwithstanding the foregoing, no party shall be relieved or released from any liabilities or damages arising out of its gross negligence or willful breach of any provisions of this Agreement in accordance with Section 8.02(d)).

            (d) Consents Under Agreements. The consent, approval or waiver of each person (other than the Governmental Entities referred to in Sections 3.04 and 4.04) referred to on Section 7.02(d) of the Seller Disclosure Schedule shall have been obtained.

            (e) Noncompetition Agreement. The Chief Executive Officer of Seller shall have executed and delivered a noncompetition agreement in the form attached as Exhibit D hereto (the "Noncompetition Agreement").

      7.03 Conditions to Obligations of Seller. The obligation of the Seller to effect the Merger is also subject to the satisfaction or waiver by Bank at or prior to the Effective Time of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties expressly speak as of an earlier specified date) as of the Effective Time as though made on and as of the Effective Time (other than those representations and warranties that are qualified as to materiality, Material Adverse Effect or similar language, which shall be true and correct in all respects as of the Effective Time) and the Seller shall have received a certificate signed on behalf of the Buyer by its Chief Executive Officer and Chief Financial Officer to the foregoing effect.

            (b) Performance of Obligations of Buyer. The Buyer shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Seller shall have received a certificate signed on behalf of the Buyer by its Chief Executive Officer and Chief Financial Officer to such effect.

            (c) Noncompetition Agreement. Buyer shall have executed and delivered the Noncompetition Agreement.

                    ARTICLE VIII - TERMINATION AND AMENDMENT

      8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Seller:

            (a) by mutual consent of the Buyer and the Seller in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

            (b) by either the Buyer or the Seller upon written notice to the other party (i) 90 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 90-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.01(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the Merger (which order the parties shall have used their best efforts to lift);

            (c) by either the Buyer or the Seller if the Merger shall not have been consummated on or before June 30, 2002, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; provided, however, that the right to terminate this Agreement under this Section 8.01(c) shall not be available to any party if the principal reason for the Closing not having occurred by June 30, 2002 is the failure of the Buyer to have obtained all Requisite Regulatory Approvals notwithstanding the good faith effort of the

Buyer to obtain such approvals and the Buyer is seeking in good faith to promptly eliminate all regulatory impediments to the Closing, in which event such June 30, 2002 date shall be extended to July 31, 2002;

            (d) by the Buyer or the Seller if at the Stockholder Meeting held pursuant to Section 6.03 hereof or at any postponement or adjournment thereof the requisite approval of the stockholders of the Seller required for the consummation of the Merger shall not have been obtained for any reason; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.01(d) if such failure to obtain the requisite stockholder approval shall be as a result of the material breach by such party of any of its covenants and agreements of such party set forth herein;

            (e) by either the Buyer or the Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within twenty (20) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing;

            (f) by either the Buyer or the Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement (other than Sections 5.02 and 6.03) on the part of the other party, which breach shall not have been cured within twenty (20) days following receipt by the breaching party of written notice of such breach from the other party hereto;

            (g) by the Buyer (provided that the Buyer is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in Section 5.02 or 6.03 of this Agreement on the part of the Seller;

            (h) by the Buyer, if the Board of Directors of the Seller does not publicly recommend in the Proxy Statement that the Seller stockholders vote in favor of and approve and adopt this Agreement, or if, after making such recommendation, the Board of Directors of the Seller shall have withdrawn, modified or amended such recommendation in any respect adverse to the Buyer (regardless whether such action constitutes a breach under Section 6.03); or if the Board of Directors of Seller have approved or recommended a Superior Proposal or proposed or resolved to do any of the foregoing; or

            (i) by the Seller, if the Board of Directors of Seller approves, recommends or causes Seller to enter into any agreement with respect to any Superior Proposals following a withdrawal, amendment or modification, in accordance with Section 6.03 hereof, of its recommendation of the transactions contemplated hereby; or

            (j) by the Seller, by the action of its Board of Directors, if (x) the Average Buyer Common Stock Price is less than 80% of $18.00 (the "Initial Buyer Common Stock Price") and (y) (A) the number obtained by dividing the Average Buyer Common Stock Price by the Initial Buyer Common Stock Price (the "Buyer Ratio") shall be less than 80% of (B) the number obtained by dividing the Final Index Price by the Initial Index Price (the "Index Ratio").

      The "Final Index Price" shall mean the average closing value of the share price of the Nasdaq Bank Index (as defined below) as of the close of trading for the fifteen (15) consecutive trading days ending on and including the Approval Date. The "Initial Index Price" shall mean the average closing value of the Nasdaq Bank Index as of the close of trading for the fifteen (15) consecutive trading days ending on and including the date of this Agreement.

      If Seller elects to exercise its termination right pursuant to this
Section 8.01(j), it shall give written notice to Buyer within five (5) days after the Approval Date, such termination to be effective on the fifteenth (15) day following the Approval Date (the "Effective Termination Date"); provided that such notice of election to terminate may be withdrawn at any time prior to the Effective Termination Date. During the five (5) day period commencing with its receipt of such Notice, Buyer shall have the option to increase the consideration to be received by holders of Seller Common Stock hereunder by modifying the Exchange Rate initially in effect so that the Exchange Rate then in effect shall instead equal the product obtained by multiplying the Exchange Rate initially in effect by a fraction, the numerator of which is equal to 80% of the Initial Buyer Common Stock Price and the denominator of which is equal to the Average Buyer Common Stock Price. If Buyer so elects, it shall give, within such five (5) day period, written notice to Seller of such election and the revised Exchange Rate (the "Buyer Election Notice") whereupon no termination shall be deemed to have occurred pursuant to Section 8.01(j) and this Agreement shall remain in full force and effect in accordance with its terms (except as the Exchange Rate shall have been so modified).

      8.02 Effect of Termination; Expenses.

            (a) In the event of termination of this Agreement by either the Buyer or the Seller as provided in Section 8.01, this Agreement shall forthwith become void and have no effect except (i) the last sentence of Section 5.04, the last sentence of Section 5.05, the last sentence of Section 5.06 and Sections 6.04(d), 7.02(c), 8.02, 8.04, 9.03, 9.04, 9.09 and 9.10 shall survive any termination of this Agreement and (ii) subject to Section 8.02(c) and (d) hereof, no party shall be relieved or released from any liabilities or damages arising out of its gross negligence or willful breach of any provision of this Agreement.

            (b) If this Agreement is terminated as a result of any breach of a representation or warranty or the breach of a covenant pursuant to Section 8.01(e) or 8.01(f) which is caused by the willful conduct or gross negligence of a party hereto, said party shall be liable to the other party for all out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of external lawyers, accountants and investment bankers, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder ("Expenses").

            (c) As a condition of the Buyer's willingness, and in order to induce the Buyer to enter into this Agreement and to reimburse the Buyer for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, the Seller will make a cash payment to the Buyer of

$1,800,000 (the "Termination Fee") if (i) the Buyer has terminated this Agreement pursuant to Section 8.01(g) or 8.01(h) or the Seller has terminated this Agreement pursuant to Section 8.01(i); or (ii) (x) the Buyer has terminated this Agreement pursuant to Section 8.01(d) or as a result of any breach of a representation or warranty or the breach of a covenant pursuant to Section 8.01(e) or 8.01(f) which is caused by the willful conduct or gross negligence of Seller, (y) at the time of such termination any person other than the Buyer or any of its Subsidiaries shall have made a bona fide proposal to the Seller or its stockholders to engage in a Competing Transaction, which, in the case of a termination pursuant to Section 8.01(d), was or became the subject of public disclosure and (z) within twelve (12) months of any such termination, either (A) the Seller shall have entered into an agreement to engage in a Competing Transaction with any person other than the Buyer or any of its Subsidiaries or
(B) the Board of Directors of the Seller shall have authorized or approved a Competing Transaction or recommended that stockholders of the Seller approve or accept any Competing Transaction with any person other than the Buyer or any of its Subsidiaries.

            (d) The parties acknowledge and agree that the provisions of this
Section 8.02 are included herein in order to induce the parties to enter into this Agreement and to reimburse the non-breaching party for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated hereby. The parties hereto agree that the rights of Buyer to payment under this Section 8.02 shall be the exclusive remedy available to the Buyer in the event of a termination of this Agreement in those circumstances in which a Termination Fee is payable under Section 8.02(c). Notwithstanding anything to the contrary contained herein, no party shall be relieved or released from any liabilities or damages arising out of its gross negligence or willful breach of any provisions of this Agreement; provided, however, that the Buyer's right to payment under this Section 8.02 shall be its exclusive remedy if it has terminated this Agreement as a result of any breach of representation or warranty or the breach of a covenant pursuant to Section 8.01(e) or 8.01(f) which is caused by the willful conduct or gross negligence of Seller and Buyer accepts payment of the Termination Fee payable pursuant to
Section 8.02(c)(ii) (it being understood that Buyer will no longer be entitled to such Termination Fee if, following such a termination, it obtains a final nonappealable judgment as a result of the exercise of any of its other rights and remedies). Any payment required under this Section 8.02 will be payable by the Seller to the Buyer, or by the Buyer to the Seller, as the case may be (by wire transfer of immediately available funds to an account designated by the Buyer or the Seller, as the case may be) within five (5) business days after demand by the Buyer or the Seller. In the event that the Buyer or Seller, as the case may be, shall fail to pay the Expenses or the amount due under Section 8.02(c) when due, such amounts shall be deemed to include (i) interest on such unpaid amounts, commencing on the date such amount or amounts become due, at a rate per annum equal to the rate of interest publicly announced by Buyer or Seller, as the case may be, from time to time, as such bank's Prime Rate, plus 2%, and (ii) any and all costs and expenses (including, without limitation, legal fees) incurred by Buyer or Seller, as the case may be, in enforcing their rights under this Section 8.02.

      8.03 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Seller. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      8.04 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                         ARTICLE IX - GENERAL PROVISIONS

      9.01 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the date which is five (5) days after the last required approval for the Merger and the other transactions contemplated hereby has been received and the last of all required waiting periods under such approvals has expired (the "Closing Date"), at the offices of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts, unless another time, date or place is agreed to in writing by the parties hereto; provided, however, that the Buyer and the Seller shall use their commercially reasonable efforts to cause the Closing to occur on or before February 28, 2002; provided, further that, if Seller has exercised its termination right pursuant to Section 8.01(j), neither party may require that the other party consummate the Merger until the earlier of the Effective Termination Date and the second day following delivery of the Buyer Election Notice.

      9.02 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained in Sections 2.02, 6.07, 6.09, 6.12, 6.18, and 9.02.

      9.03 Expenses. Except as provided by Section 8.02(b) hereof, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expense, provided, however, that nothing contained herein shall limit either party's rights under Section 8.02 hereof, including without limitation, the right to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

      9.04 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


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

            (a)   if to the Buyer, to:

                  Washington Trust Bancorp, Inc.
                  23 Broad Street
                  Westerly, RI 02891
                  Attn: John C. Warren, Chief Executive Officer
                        and John F. Treanor, President

      with copies to:

                  Goodwin Procter LLP
                  Exchange Place
                  Boston, MA 02109-2881
                  Attn: Paul W. Lee, P.C.
                        and John T. Haggerty, Esq.

            (b)   if to the Seller, to

                  First Financial Corp.
                  180 Washington Street
                  Providence, RI 02903
                  Attn: Patrick J. Shanahan, Jr., President

      with a copy to:

                  Bingham Dana LLP
                  150 Federal Street
                  Boston, MA 02110
                  Attn:  Neal J. Curtin, Esq.
                         and Stephen H. Faberman, Esq.

      9.05 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to be the date set forth in the recitals to this Agreement.

      9.06 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      9.07 Entire Agreement. This Agreement, the Confidentiality Agreement and the other agreements entered into in connection with the transactions contemplated by this Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as otherwise expressly provided herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      9.08 Governing Law; Submission to Jurisdiction. All disputes, claims or controversies arising out of this Agreement, or the negotiation, validity or performance of this agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Rhode Island without regard to its rules of conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Rhode Island and of the United States of America located in the State of Rhode Island (the "Rhode Island Courts") for any litigation among the parties hereto arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement or the Merger, waives any objection to the laying of venue of any such litigation in the Rhode Island Courts and agrees not to plead or claim in any Rhode Island Court that such litigation brought therein has been brought in any inconvenient forum or that there are indispensable parties to such litigation that are not subject to the jurisdiction of the Rhode Island Courts. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Rhode Island, to appoint and maintain an agent in the State of Rhode Island as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Rhode Island.

      9.09 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      9.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is found to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as to be unenforceable.

      9.11 Publicity. Except as otherwise required by law, so long as this Agreement is in effect, neither the Buyer nor the Seller shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

      9.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      9.13 Exhibits; Disclosure Schedules. All Exhibits referred to herein and in the respective Disclosure Schedules are intended to be and hereby are specifically made a part of this Agreement.


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                                       59

      IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                         WASHINGTON TRUST BANCORP, INC.


                                           /s/ John C. Warren
                                         -----------------------------------
                                         By: John C. Warren
                                         Title: Chairman and Chief Executive
                                                Officer

Attest:

  /s/ David V. Devault
------------------------------------
By: David V. Devault
Title: Executive Vice President, Treasurer
       and Chief Executive Officer


                                         FIRST FINANCIAL CORP.


                                           /s/ Patrick J. Shanahan, Jr.
                                         -----------------------------------
                                         By: Patrick J. Shanahan, Jr.
                                         Title: Chairman, President and Chief
                                                Executive Officer

Attest:

  /s/ William F. Hague
------------------------------------
By: William F. Hague
Title: Secretary


                                       S-1


                                                    Agreement and Plan of Merger